   As filed with the Securities and Exchange Commission on February 6, 2002
                                                        Registration No. 333- .
================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               -----------------

                                                         CAPITAL ONE CAPITAL II       CAPITAL ONE CAPITAL II, LLC
                                                         CAPITAL ONE CAPITAL III      CAPITAL ONE CAPITAL III, LLC
           CAPITAL ONE FINANCIAL CORPORATION             CAPITAL ONE CAPITAL IV       CAPITAL ONE CAPITAL IV, LLC
 (Exact name of registrant as specified in its charter)   (Exact name of each registrant as specified in its charter)

                        Delaware                                                   Delaware
    (State or other jurisdiction of incorporation or     (State or other jurisdiction of incorporation or organization
              organization of registrant)                                       of registrant)

                                                               45-6109206                      45-0463150
                                                               45-6109207                      45-0463153
                       54-1719854                              45-6109208                      45-0463157
        (I.R.S. employer identification number)                     (I.R.S. employer identification number)
                2980 Fairview Park Drive                                   2980 Fairview Park Drive
            Falls Church, Virginia 22042-452                           Falls Church, Virginia 22042-4525
                     (703) 205-1000                                             (703) 205-1000
  (Address, including zip code, and telephone number,         (Address, including zip code, and telephone number,
including area code, of registrant's principal executive   including area code, of registrant's principal executive
                        offices)                                                   offices)

                               -----------------

                             John G. Finneran, Jr.
                           Executive Vice President,
                    General Counsel and Corporate Secretary
                       Capital One Financial Corporation
                           2980 Fairview Park Drive
                       Falls Church, Virginia 22042-4525
                                (703) 205-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                With copies to:

             Robert B. Williams                Kenneth L. Bachman, Jr
     Milbank, Tweed, Hadley & McCloy LLP Cleary, Gottlieb, Steen & Hamilton
           1 Chase Manhattan Plaza         2000 Pennsylvania Avenue, N.W
        New York, New York 10005-1413          Washington, D.C. 20006
               (212) 530-5000                      (202) 974-1500

                               -----------------

   Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement, as determined in light of market conditions.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               -----------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

                                                                                      Proposed        Proposed
                                                                                      maximum          maximum
              Title of each class of securities                    Amount to be    offering price     aggregate
                      to be registered                             registered(1)    per unit(2)   offering price(2)
--------------------------------------------------------------------------------------------------------------------
Junior Subordinated Debentures of Capital One Financial
 Corporation(3).................................................
--------------------------------------------------------------------------------------------------------------------
Class A Trust Preferred Securities of Capital One Capital II,
 Capital One Capital III and Capital One Capital IV.............
--------------------------------------------------------------------------------------------------------------------
LLC Preferred Interests of Capital One Capital II, LLC,
 Capital One Capital III, LLC and Capital One Capital IV,
 LLC............................................................
--------------------------------------------------------------------------------------------------------------------
Capital One Financial Corporation Guarantees with respect
 to Class A Trust Preferred Securities and LLC Preferred
 Interests(4) (5)...............................................
--------------------------------------------------------------------------------------------------------------------
Debt Securities of Capital One Financial Corporation............
--------------------------------------------------------------------------------------------------------------------
Preferred Stock of Capital One Financial Corporation............
--------------------------------------------------------------------------------------------------------------------
Depositary Shares representing Preferred Stock of Capital
 One Financial Corporation(6)...................................
--------------------------------------------------------------------------------------------------------------------
Common Stock of Capital One Financial Corporation...............
--------------------------------------------------------------------------------------------------------------------
Stock Purchase Contracts of Capital One Financial
 Corporation(7).................................................
--------------------------------------------------------------------------------------------------------------------
Equity Units of Capital One Financial Corporation(8)............
--------------------------------------------------------------------------------------------------------------------
    Total....................................................... $1,500,000,000(9)      100%      $1,500,000,000(9)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------



              Title of each class of securities                     Amount of
                      to be registered                           registration fee
---------------------------------------------------------------------------------
Junior Subordinated Debentures of Capital One Financial
 Corporation(3).................................................
---------------------------------------------------------------------------------
Class A Trust Preferred Securities of Capital One Capital II,
 Capital One Capital III and Capital One Capital IV.............
---------------------------------------------------------------------------------
LLC Preferred Interests of Capital One Capital II, LLC,
 Capital One Capital III, LLC and Capital One Capital IV,
 LLC............................................................
---------------------------------------------------------------------------------
Capital One Financial Corporation Guarantees with respect
 to Class A Trust Preferred Securities and LLC Preferred
 Interests(4) (5)...............................................
---------------------------------------------------------------------------------
Debt Securities of Capital One Financial Corporation............
---------------------------------------------------------------------------------
Preferred Stock of Capital One Financial Corporation............
---------------------------------------------------------------------------------
Depositary Shares representing Preferred Stock of Capital
 One Financial Corporation(6)...................................
---------------------------------------------------------------------------------
Common Stock of Capital One Financial Corporation...............
---------------------------------------------------------------------------------
Stock Purchase Contracts of Capital One Financial
 Corporation(7).................................................
---------------------------------------------------------------------------------
Equity Units of Capital One Financial Corporation(8)............
---------------------------------------------------------------------------------
    Total.......................................................     $138,000
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

(1) The amount to be registered is not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3.
(2) Estimated solely for the purpose of computing the registration fee.
(3) The Junior Subordinated Debentures will be purchased by Capital One Capital II, Capital One Capital III and Capital One Capital IV with the proceeds of the sale of the Class A Trust Preferred Securities.
(4) No separate consideration will be received for Capital One Financial Corporation Guarantees.
(5) This registration statement is deemed to cover the LLC Preferred Interests of Capital One Capital II, LLC, Capital One Capital III, LLC and Capital One Capital IV, LLC, the Junior Subordinated Debentures of Capital One Financial Corporation, the rights of holders of the Junior Subordinated Debentures of Capital One Financial Corporation under the Indenture, the rights of holders of Class A Trust Preferred Securities of Capital One Capital II, Capital One Capital III and Capital One Capital IV under each Declaration of Trust, and the rights of holders of the Class A Trust Preferred Securities and the LLC Preferred Interests under the Guarantees, which, taken together, fully, irrevocably and unconditionally guarantee all of the respective obligations of Capital One Capital II, Capital One Capital III, Capital One Capital IV, Capital One Capital II, LLC, Capital One Capital III, LLC, and Capital One Capital IV, LLC under the Class A Trust Preferred Securities and the LLC Preferred Interests.
(6) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event Capital One elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and the shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.
(7) There is being registered under this registration statement an indeterminate number of stock purchase contracts of Capital One Financial Corporation as may be sold from time to time.
(8) There is being registered under this registration statement an indeterminate number of equity units of Capital One Financial Corporation as may be sold from time to time. Each equity unit consists of (a) a stock purchase contract under which the holder, upon settlement, will purchase an indeterminate number of shares of common stock of Capital One Financial Corporation and (b) either Class A Trust Preferred Securities, debt obligations of third parties, including U.S. Treasury securities, or senior or subordinated debt securities of Capital One Financial Corporation, that, in each case, secure the obligation of such holder to purchase such shares of common stock. No separate consideration will be received for the stock purchase contracts.
(9) Such amount represents (i) the principal amount of the Junior Subordinated Debentures issued at their principal amount, and the issue price rather than the principal amount of the Junior Subordinated Debentures issued at an original issue discount, which amount also represents the liquidation preference of the LLC Preferred Interests of Capital One Capital II, LLC, Capital One Capital III, LLC and Capital One Capital IV, LLC and the initial public offering price of the Capital One Capital II, Capital One Capital III and Capital One Capital IV Class A Trust Preferred Securities,
    (ii) the principal amount of the Debt Securities issued at their principal amount, and the issue price rather than the principal amount of the Debt Securities issued at an original issue discount, (iii) the liquidation preference of any Preferred Stock and (iv) the initial offering price of any Common Stock.

                               -----------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2002

                                  PROSPECTUS

                                $1,500,000,000

                       Capital One Financial Corporation

                                Debt Securities
                                Preferred Stock
                                 Common Stock
                           Stock Purchase Contracts
                                 Equity Units

                               -----------------

                            Capital One Capital II

                            Capital One Capital III

                            Capital One Capital IV

                      Class A Trust Preferred Securities
         fully and unconditionally guaranteed, as described herein, by

                       Capital One Financial Corporation

                               -----------------

                          Capital One Capital II, LLC

                         Capital One Capital III, LLC

                          Capital One Capital IV, LLC

                            LLC Preferred Interests
         fully and unconditionally guaranteed, as described herein, by

                       Capital One Financial Corporation

                               -----------------

                 The date of this prospectus is    .  , 2002.

Capital One Financial Corporation:

 . may issue and sell to the public debt securities, preferred stock, common stock, stock purchase contracts and equity units;

 . will issue and pay principal of and interest on junior subordinated debentures, subject to payment on its more senior debt;

 . will fully and unconditionally guarantee the distributions due and payable on the Class A trust preferred securities on a junior subordinated basis through a combination of:

  . its obligations to make payments on the corresponding junior subordinated debentures;

  . its obligations under the Class A trust preferred securities guarantees, or trust guarantees (its payment obligations are subordinated to payment on all of its more senior debt and rank equally with the LLC guarantees (as defined below));

  .  its obligations under the LLC guarantees; and

  . its obligations under the declarations of trust and the junior subordinated indenture under which the junior subordinated debentures are issued; and

 . will fully and unconditionally guarantee the distributions due and payable on the LLC preferred interests and the payment when due of principal of and accrued interest on any Bank deferral period notes (as defined below) held by a Capital One Trust, in each case on a junior subordinated basis through a combination of:

  . its obligations under the guarantees relating to the LLC preferred interests and the Bank deferral period notes, or the LLC guarantees (its payment obligations are subordinated to payment on all of its more senior debt and rank equally with the trust guarantees); and

  . its obligations under the declarations of trust and the purchase agreements under which it acquires other classes of trust preferred securities.

Capital One Capital II, Capital One Capital III and Capital One Capital IV:

 . will issue and sell Class A trust preferred securities (representing non-voting, cumulative, preferred undivided beneficial ownership interests in specified assets of a Capital One Trust) to the public;

 .  will issue and sell common securities to Capital One Financial Corporation;

 . will use the proceeds from these sales to buy a series of junior subordinated debentures from Capital One Financial Corporation with an interest rate and interest payment dates that correspond to the distribution rate and distribution dates of the Class A trust preferred securities; and

 .  may issue and sell other classes of trust preferred securities to Capital
   One Financial Corporation.

Capital One Capital II, LLC, Capital One Capital III, LLC and Capital One Capital IV, LLC:

 .  may issue and sell their respective LLC preferred interests to Capital One
   Financial Corporation and their respective LLC common interests to Capital One Bak; and

 . will use the proceeds from these sales to buy a series of junior subordinated notes issued by Capital One Bank with an interest rate and interest payment dates that correspond to the distribution rate and distribution dates of the LLC preferred interests.

   We will provide specific terms of these securities in supplements to this prospectus. We urge you to read this prospectus and any prospectus supplement carefully before you make your investment decision.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ABOUT THIS PROSPECTUS

   In this prospectus, "Capital One" refers to Capital One Financial Corporation, a "trust" or a "Capital One Trust" refers to either Capital One Capital II, Capital One Capital III or Capital One Capital IV, which are the Delaware statutory business trusts that Capital One has formed to issue the Class A trust preferred securities, the "Bank" refers to Capital One Bank, an "LLC" or a "Capital One LLC" refers to either Capital One Capital II, LLC, Capital One Capital III, LLC or Capital One Capital IV, LLC, which are the Delaware limited liability companies that the Bank has formed to issue the LLC preferred interests, and "we," "our" or "us" refers to Capital One, the Capital One Trusts and the Capital One LLCs.

   This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf process, Capital One, the Capital One Trusts or the Capital One LLCs may from time to time issue and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,500,000,000. This prospectus provides you with a general description of the securities we may issue and sell. Each time Capital One, a Capital One Trust or a Capital One LLC issues and sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. You should read both this prospectus and the prospectus supplement applicable to any offering, together with the additional information described under the heading "Where You Can Find More Information" below.

                          FORWARD-LOOKING STATEMENTS

   This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. Forward-looking statements include information relating to growth in earnings per share, return on equity, growth in managed loans outstanding and customer accounts, net interest margins, funding costs, operations costs and employment growth, marketing expense, delinquencies and charge-offs. Forward-looking statements also include statements using words such as "expect," "anticipate," "intend," "plan," "believe," "estimate" or similar expressions. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them.

   Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

  . continued intense competition from numerous providers of products and services which compete with Capital One's businesses;

  . an increase in credit losses (including increases due to worsening of economic conditions);

  . Capital One's ability to continue to securitize its credit cards and consumer loans and to otherwise access the capital markets at attractive rates and terms to fund its operations and future growth;

  . losses associated with new products or services or expansion internationally;

  . our ability to recruit experienced personnel to assist in the management and operations of new products and services; and

  . other factors listed from time to time in reports we file with the SEC, including, but not limited to, factors set forth under the caption "Risk Factors" in any prospectus supplement and in Capital One's Annual Report on Form 10-K for the year ended December 31, 2000.

   We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the factors discussed above in evaluating these forward-looking statements.

   We caution you that any such forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above. Capital One's future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Capital One's ability to control or predict.

                      WHERE YOU CAN FIND MORE INFORMATION

   This prospectus is part of a registration statement we have filed with the SEC under the Securities Act of 1933, or the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The SEC's rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

   In addition, Capital One files annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, or the Exchange Act. You may read and copy this information at the following SEC location:

                        Public Reference Room
                        450 Fifth Street, N.W.
                        Room 1024
                        Washington, D.C. 20549

   You may also obtain copies of this information by mail from the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also inspect reports, proxy statements and other information that Capital One has filed electronically with the SEC at the SEC's web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The SEC allows Capital One to "incorporate by reference" information into this prospectus and any prospectus supplement. This means that Capital One can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and any prospectus supplement. Information that Capital One files later with the SEC and that is incorporated by reference in any prospectus supplement will automatically update and supercede information contained in this prospectus and any prospectus supplement. Capital One's SEC file number is 001-13300.

   The following documents contain important information about Capital One and its financial condition. Capital One has previously filed these documents with the SEC and incorporates them by reference into this prospectus:

  . its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on March 29, 2001;

  . its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, filed on May 11, 2001, August 14, 2001 and November 14, 2001, respectively;

  . its Current Reports on Form 8-K filed on January 17, 2001, January 19, 2001, April 17, 2001, July 18, 2001, July 26, 2001, September 21, 2001,
     October 17, 2001, October 25, 2001, November 2, 2001 and January 16, 2002; and

  .  its definitive proxy statement/1/ filed on March 21, 2001.

-----------------
/1/  The information referred to in Item(a)(8) of Regulation S-K and paragraph
     (d)(3) of Item 7 of Regulation 14C promulgated by the SEC shall not be deemed to be specifically incorporated by reference into this prospectus.

   We also incorporate by reference in this prospectus additional documents that Capital One may file with the SEC after the date of this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

   Documents incorporated by reference are available from Capital One without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 2980 Fairview Park Drive, Falls Church, Virginia 22042-4525, telephone (703) 205-1000.

   This prospectus does not contain or incorporate by reference any separate financial statements of the Capital One Trusts or the Capital One LLCs. We do not believe that these financial statements are required because:

  . all of the voting securities of the Capital One Trusts and the Capital One LLCs will be owned, directly or indirectly, by Capital One, a reporting company under the Exchange Act;

  . the Capital One Trusts have no independent operations but exist for the sole purpose of, among other things described in this prospectus and the applicable prospectus supplement, issuing securities representing undivided beneficial ownership interests in specified assets and using the proceeds received to purchase, among other things, junior subordinated debentures issued by Capital One;

  . the Capital One LLCs have no independent operations but exist for the sole purpose of issuing limited liability company interests in exchange for junior subordinated bank notes issued by the Bank; and

  . the obligations of the Capital One Trusts under their respective Class A trust preferred securities and the Capital One LLCs under their respective preferred limited liability company interests are guaranteed by Capital One to the extent described in this prospectus and the applicable prospectus supplement.

   Accordingly, we believe that the Capital One Trusts and the Capital One LLCs will be exempt from the informational reporting requirements of the Exchange Act.

   You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                       CAPITAL ONE FINANCIAL CORPORATION

Overview

   Capital One is a corporation incorporated in Delaware on July 21, 1994. Its subsidiaries market a variety of financial products and services to consumers using its proprietary information-based strategy, which we refer to as IBS and which is described in more detail below. Its common stock is listed on the New York Stock Exchange under the symbol "COF" and is included in the Standard & Poor's 500 Index. Its principal executive office is located at 2980 Fairview Park Drive, Suite 1300, Falls Church, Virginia 22042-4525, its telephone number is (703) 205-1000 and its internet address is http://www.capitalone.com. The information on our web site is not part of this prospectus.

   Capital One's predecessor began operations in 1953, the same year as the formation of what is now MasterCard International, and Capital One, through its subsidiaries, is one of the oldest continually operating bank card issuers in the United States. Capital One, through its subsidiaries, is one of the largest issuers of MasterCard and Visa/2/ credit cards in the world. The success of its IBS, which it initiated in 1998, in addition to
-----------------
/2/ Mastercard and Visa are registered trademarks of Mastercard International Incorporated and VISA USA, Inc., respectively.

credit card industry dynamics, has been the foundation of its growth in terms of managed credit card loans and accounts. As of December 31, 2001, Capital One had total reported assets of $28.2 billion, total reported liabilities of $24.9 billion and total stockholders' equity of $3.3 billion.

Capital One Bank

   Capital One's principal subsidiary is Capital One Bank, which we call the Bank. The Bank was incorporated in May 1994 and is a Virginia state-chartered limited-purpose credit card bank that offers credit card products. Capital One's principal asset is its equity interest in the Bank. As of December 31, 2001, the Bank constituted approximately 74% of Capital One's managed assets. The Bank offers a variety of credit card products, including:

  .  Visa and MasterCard brands;

  .  Platinum and Gold premium label cards;

  .  secured and unsecured standard product cards; and

  . United States and international offerings, with a current focus on the United Kingdom, Canada and France.

Capital One, F.S.B.

   Capital One also has a federally chartered savings bank subsidiary, Capital One, F.S.B., which we call the Savings Bank. The Savings Bank was established in June 1996 to offer consumer lending products and deposits. The Savings Bank currently offers multiple financial products and services by using Capital One's IBS and information technology systems.

   The Bank has filed applications with the Board of Governors of the Federal Reserve System, or the FRB, and the Bureau of Financial Institutions of the Virginia State Corporation Commission, or the Bureau of Financial Institutions, seeking to merge the Bank and the Savings Bank. If approved, the Bank would be the surviving institution, and would, concurrently with the merger, convert from a state-chartered limited-purpose credit card bank to a state-chartered savings bank. The resulting institution would retain the name "Capital One Bank," as well as its membership in the Federal Reserve System.

Information-Based Strategy

   Capital One's IBS allows it to differentiate among customers based on their credit risk, credit card usage and other characteristics. Its IBS involves:

  .  developing sophisticated credit models;

  .  enhancing state of the art information systems;

  . recruiting and keeping well-trained personnel to create a flexible working culture; and

  . segmenting potential customer lists based on credit scores, demographics, customer behavioral characteristics and other criteria.

   Capital One uses its IBS to design customized products and solicitations for targeted customer segments. This leads to greater customer response levels and eventually increased revenues within its risk models.

   Capital One applies its IBS to all areas of its business, including solicitations, account management, credit line management, pricing strategies, usage stimulation, collections, recoveries, and account and balance retention. Some examples of Capital One's use of its IBS in the credit card business include, and are expected to continue to include, various low introductory and intermediate-rate balance transfer products and other customized credit card products. Capital One has expanded its IBS beyond its credit card business and uses it in other financial and non-financial businesses to identify new product opportunities and to make informed investment decisions regarding its existing products. These products and services include selected non-credit card consumer lending products, such as automobile financing and installment lending.

Supervision, Regulation and Other Matters

   The following discussion describes some of the elements of the comprehensive regulatory framework applicable to Capital One and its subsidiaries.

   Capital One Bank. The Bank is a banking corporation chartered under Virginia law and a member of the Federal Reserve System. The Bank's deposits are insured by the Bank Insurance Fund, or the BIF, of the Federal Deposit Insurance Corporation, or the FDIC. The Bank is subject to comprehensive regulation and periodic examination by the Bureau of Financial Institutions, the FRB, the Federal Reserve Bank of Richmond and the FDIC. The Bank is not a "bank" under the Bank Holding Company Act of 1956, as amended, or the BHCA, because it:
  .  engages only in credit card operations;

  . does not accept demand deposits or deposits that the depositor may withdraw by check or similar means for payment to third parties or others;

  . does not accept any savings or time deposits of less than $100,000, other than as permitted as collateral for extensions of credit;

  .  maintains only one office that accepts deposits; and

  .  does not engage in the business of making commercial loans.

   Due to the Bank's status as a limited-purpose credit card bank, any non-credit card operations which may be conducted by Capital One must be conducted in other operating subsidiaries of Capital One.

   Capital One, F.S.B. The Savings Bank is a federal savings bank chartered by the Office of Thrift Supervision, or the OTS, and is a member of the Federal Home Loan Bank System. Its deposits are insured by the Savings Association Insurance Fund of the FDIC. The Savings Bank is subject to comprehensive regulation and periodic examination by the OTS and the FDIC.

   Capital One Financial Corporation. Capital One is not a bank holding company under the BHCA as a result of its ownership of the Bank because the Bank is not a "bank" as defined under the BHCA. If the Bank failed to meet the credit card bank exemption criteria described above, its status as an insured depository institution would make Capital One subject to the provisions of the BHCA, including certain restrictions as to the types of business activities in which a bank holding company and its affiliates may engage. Becoming a bank holding company under the BHCA would affect Capital One's ability to engage in certain non-banking businesses. In addition, for purposes of the BHCA, if the Bank failed to qualify for the credit card bank exemption, any entity that acquired direct or indirect control of the Bank and also engaged in activities not permitted for bank holding companies could be required to either discontinue any impermissible activities or divest itself of control of the Bank.

   As a result of Capital One's ownership of a single savings association, the Savings Bank, Capital One is a unitary savings and loan holding company subject to regulation by the OTS and the provisions of the Savings and Loan Holding Company Act. As a unitary savings and loan holding company, Capital One generally is not restricted under existing laws as to the types of business activities in which it may engage as long as the Savings Bank continues to meet the qualified thrift lender test, or the QTL Test. If Capital One ceases to be a unitary savings and loan holding company as a result of its acquisition of an additional savings institution, as a result of the failure of the Savings Bank to meet the QTL Test or as a result of a change in control of the Savings Bank, the types of activities that Capital One and its non-savings association subsidiaries would be able to engage in would generally be limited to those eligible for bank holding companies.

   Under the Gramm-Leach-Bliley Financial Services Modernization Act of 1999, or the Act, certain bank holding companies may engage in an expanded range of activities, including the securities and insurance businesses. To do so, a bank holding company must voluntarily elect to become a new type of company called a "financial holding company." While these changes are significant in their impact upon the traditional banking, securities and insurance industries, the impact upon Capital One is less significant in light of the fact that Capital One is regulated as a unitary savings and loan holding company and not as a bank holding company or a financial holding company. As a result, Capital One may engage in both the full range of activities authorized for bank or financial holding companies and additional non-banking activities typically impermissible for such entities. In addition, the Act permits a limited-purpose credit card bank such as the Bank to establish one or more foreign banking subsidiaries that are not subject to the business line limitations credit card banks face in the United States. Therefore, such foreign banking subsidiaries could engage in non-credit card lending and could accept retail deposits overseas. In accordance with the Act, in 2000 the Bank established Capital One Bank (Europe) plc, or the UK Bank, which engages in credit card and installment lending and retail deposit taking.

   While the Act does not affect the permissible range of the Bank's activities, it does impose some limitations on the future activities of unitary savings and loan holding companies. Existing unitary savings and loan holding companies such as Capital One are "grandfathered" with full powers to continue and expand their current activities. Grandfathered unitary savings and loan holding companies, however, may not be acquired by non-financial companies and maintain their grandfathered powers. In addition, if a grandfathered unitary savings and loan holding company is acquired by a financial company that does not have such grandfather rights, it may lose its ability to engage in certain non-banking activities otherwise ineligible for bank holding companies or financial holding companies.

   Capital One is also registered as a financial institution holding company under Virginia law and as such is subject to periodic examination by the Bureau of Financial Institutions.

   The following sections describe in greater detail some regulations that currently affect Capital One's business. Additional legislation and governmental actions of its regulators, including the Bureau of Financial Institutions, the FRB, the Federal Reserve Bank of Richmond, FDIC and the OTS, can from time to time also affect its business and that of its subsidiaries.

   Dividends and Transfers of Funds. Dividends to Capital One from its direct and indirect subsidiaries represent a major source of funds for Capital One to pay dividends on its stock, make payments on its debt securities and meet its other obligations. There are various federal and Virginia law limitations on the extent to which the Bank and the Savings Bank can finance or otherwise supply funds to Capital One through dividends, loans or otherwise. These limitations include minimum regulatory capital requirements, FRB, OTS and Virginia law requirements concerning the payment of dividends out of net profits or surplus, Sections 23A and 23B of the Federal Reserve Act governing transactions between an insured depository institution and its affiliates and general federal and Virginia regulatory oversight to prevent unsafe or unsound practices. In general, federal banking laws prohibit an insured depository institution, such as the Bank and the Savings Bank, from making dividend distributions if the distributions are not paid out of available earnings or would cause the institution to fail to meet applicable capital adequacy standards. In addition, the Savings Bank is required to give the OTS at least 30 days' advance notice of any proposed dividend. Under OTS regulations, other limitations apply to the Savings Bank's ability to pay dividends, the magnitude of which depends upon the extent to which the Savings Bank meets its regulatory capital requirements. In addition, under Virginia law, the Bureau of Financial Institutions may limit the payment of dividends by the Bank if the Bureau of Financial Institutions determines that a limitation would be in the public interest and necessary for the Bank's safety and soundness.

   Capital Adequacy. The Bank and the Savings Bank are currently subject to capital adequacy guidelines adopted by the FRB and the OTS, respectively. These include a minimum ratio of Tier 1 capital to risk-weighted assets of 4.00%, a minimum ratio of Tier 1 capital plus Tier 2 capital to risk-weighted assets of 8.00% and a minimum "leverage ratio" of Tier 1 capital to average total tangible assets of 4.00%. Bank regulators, however, have broad discretion in applying higher capital requirements. Bank regulators consider a range of factors when determining capital adequacy, such as the organization's size, quality and stability of earnings, interest rate risk exposure, risk diversification, management expertise, asset quality, liquidity and internal controls. As of December 31, 2001, the Bank's risk-based Tier 1 capital ratio was 12.95%, its risk-based total capital ratio was 15.12% and its leverage ratio was 12.09%. Failure to meet applicable capital guidelines could subject the Bank to a variety of enforcement remedies available to federal regulatory authorities.

   In 2000, Capital One committed to the FRB to maintain a minimum leverage ratio of 3.00% in connection with the establishment of the UK Bank. As of September 30, 2001, Capital One's leverage ratio was 12.53%.

   In January 2001, the Basel Committee on Banking Supervision issued for public comment a proposal to revise significantly the current international capital adequacy accord, the purpose of which is to ensure that banking organizations maintain prudent levels of capital, to make regulatory capital standards more reflective of banking risks, and to provide incentives for organizations to enhance their risk management capabilities. If ultimately adopted, this proposal may require some banks to increase their current capital levels.

   FDICIA. The Federal Deposit Insurance Corporation Improvement Act of 1991, or FDICIA, provides for expanded regulation of banks and savings banks, including expanded federal banking agency examinations and a requirement that federal bank regulatory authorities take "prompt corrective action" in respect of insured depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital ratio levels: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Under applicable regulations, an insured depository institution is considered to be well capitalized if it maintains a Tier 1 risk-based capital ratio (or core capital to risk-adjusted assets in the case of the Savings Bank) of at least 6.00%, a total risk-based capital ratio of at least 10.00% and a leverage capital ratio (or core capital ratio in the case of the Savings Bank) of at least 5.00%, and is not otherwise in a "troubled condition" as specified by its appropriate federal regulatory agency. An insured depository institution is considered to be adequately capitalized if it maintains a Tier 1 risk-based capital ratio of at least 4.00%, a total risk-based capital ratio of at least 8.00% and a leverage capital ratio (or core capital ratio in the case of the Savings Bank) of at least 4.00% (3.00% for certain highly rated institutions), and does not otherwise meet the well capitalized definition. The three undercapitalized categories are based upon the amount by which the insured depository institution falls below the ratios applicable to adequately capitalized institutions. The capital categories are determined solely for the purposes of applying FDICIA's prompt corrective action, or PCA, provisions, as discussed below, and such capital categories may not constitute an accurate representation of the overall financial condition or prospects of the Bank or the Savings Bank.

   As of December 31, 2001, the Bank and the Savings Bank met the requirements for a "well capitalized" institution under FDICIA. A "well capitalized" classification should not necessarily be viewed as describing the condition or future prospects of a depository institution.

   Under FDICIA's PCA system, an insured depository institution in the "undercapitalized category" must submit a capital restoration plan guaranteed by its parent company. The liability of the parent company under this guarantee is limited to the lesser of 5.00% of the insured depository institution's assets at the time it became undercapitalized or the amount needed to comply with the plan. An insured depository institution in the "undercapitalized category" also is subject to limitations in numerous areas, including, but not limited to, asset growth, acquisitions, branching, new business lines, acceptance of brokered deposits and borrowings from the FRB. Progressively more burdensome restrictions are applied to insured depository institutions in the undercapitalized category that fail to submit or implement a capital plan and to insured depository institutions that are in the significantly undercapitalized or critically undercapitalized categories. In addition, an insured depository institution's primary federal banking agency is authorized to downgrade the institution's capital category to the next lower category upon a determination that the institution is in an unsafe or unsound condition or is engaged in an unsafe or unsound practice. An unsafe or unsound practice can include receipt by the institution of a less than satisfactory rating on its most recent examination with respect to its capital, asset quality, management, earnings, liquidity and sensitivity to market risk.

   "Critically undercapitalized" insured depository institutions (which are defined to include institutions that still have a positive net worth) may not, beginning 60 days after becoming "critically undercapitalized," make any payment of principal or interest on their subordinated debt (subject to certain limited exceptions). Thus, in the event an institution became "critically undercapitalized," it would generally be prohibited from making payments on its subordinated debt securities. In addition, "critically undercapitalized" institutions are subject to appointment of a receiver or conservator.

   FDICIA also requires the FDIC to implement a system of risk-based premiums for deposit insurance pursuant to which the premiums paid by a depository institution will be based on the probability that the FDIC will incur a loss in respect of that institution. The FDIC has since adopted a system that imposes insurance premiums based upon a matrix that takes into account an institution's capital level and supervisory rating.

   The Bank and the Savings Bank may accept brokered deposits as part of this funding in denominations equal to or greater than $100,000. Under FDICIA, only "well capitalized" and "adequately capitalized" institutions may accept brokered deposits. "Adequately capitalized" institutions, however, must first obtain a waiver from the FDIC before accepting brokered deposits, and these deposits may not pay rates that significantly exceed the rates paid on deposits of similar maturity from the institution's normal market area or the national rate on deposits of comparable maturity, as determined by the FDIC, for deposits from outside the institution's normal market area.

   Liability for Commonly-Controlled Institutions. Under the "cross-guarantee" provision of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, or FIRREA, insured depository institutions may be liable to the FDIC for any loss or anticipated loss incurred by the FDIC resulting from the default of, or FDIC assistance to, any commonly-controlled insured depository institution. The Bank and the Savings Bank are commonly controlled within the meaning of the FIRREA cross-guarantee provision.

   Investment Limitations and the QTL Test. As a federally chartered savings bank, the Savings Bank is subject to certain investment limitations. For example, federal savings banks are permitted to make consumer loans, such as installment loans and other open-end or closed-end loans for personal, family or household purposes, of up to 35% of the savings bank's assets. Federal savings banks are also required to meet the QTL Test, which generally requires a savings bank to maintain at least 65% of its "portfolio assets" in certain "qualified thrift investments" on a monthly basis in nine out of every 12 months. "Portfolio assets" are defined as total assets less specified liquid assets up to 20% of total assets, intangibles, including goodwill, and property used to conduct business. "Qualified thrift investments" include residential mortgages and related investments, including certain mortgage-backed and mortgage-related investments, small business-related securities, certain state and federal housing investments, education loans and credit card loans. Failure to qualify under the QTL Test could subject the Savings Bank to substantial restrictions on its activities and to certain other penalties, and could subject Capital One to the provisions of the BHCA, including the activity restrictions that apply generally to bank holding companies and their affiliates. As of December 31, 2001, 82% of the Savings Bank's portfolio assets were held in qualified thrift investments, and the Savings Bank was in compliance with the QTL Test.

   Subprime Lending Guidelines. On January 31, 2001, the federal banking agencies, including the FRB and the OTS, issued "Expanded Guidance for Subprime Lending Programs," or the Guidelines. The Guidelines, while not constituting a formal regulation, provide guidance to the federal bank examiners regarding the adequacy of capital and loan loss reserves held by insured depository institutions engaged in subprime lending. The Guidelines adopt a broad definition of "subprime" loans which likely covers loans to more than one-third of all consumers in the United States. Because Capital One's business strategy is to provide credit card products to a wide range of consumers, a portion of the Bank's loan assets may be viewed by the examiners as "subprime." Thus, under the Guidelines, bank examiners could require the Bank to hold additional capital (up to one and one-half to three times the minimally required level of capital, as set forth in the Guidelines), or additional loan loss reserves, against such assets. As described above, at December 31, 2001, the Bank and the Savings Bank met the requirements for a "well-capitalized" institution, and we currently believe that the Bank and the Savings Bank are holding an appropriate amount of capital or loan loss reserves against higher risk assets. We also believe the Bank and the Savings Bank have general risk management practices in place that are appropriate in light of their business strategy. Significantly increased capital or loan loss reserve requirements, if imposed, however, could have a material impact on the Bank's, the Savings Bank's or Capital One's financial statements.

   Lending Activities. The activities of the Bank and the Savings Bank as consumer lenders are also subject to extensive regulation under various federal laws, including the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Community Reinvestment Act and the Soldiers' and Sailors' Civil Relief Act, as well as various state laws. Regulators are authorized to impose penalties for violations of these statutes and, in some cases, to order the Bank and the Savings Bank to pay restitution to injured borrowers. Borrowers may also bring actions for some violations. Federal bankruptcy and state debtor relief and collection laws also affect the ability of the Bank and the Savings Bank to collect outstanding balances owed by borrowers who seek relief under these statutes.

   Privacy. The Act requires a financial institution to disclose its privacy policy to customers and consumers, and requires that such customers and consumers be given a choice (through an opt-out notice) to forbid the sharing of non-public personal information about them with non-affiliated third persons. Capital One has a written privacy policy posted on its web site which it will deliver to each of its customers when the customer relationship begins, and annually thereafter, in compliance with the Act. Capital One, the Bank and the Savings Bank protect the security of information about their customers, educate their employees about the importance of protecting customer privacy, and allow their customers to remove their names from the solicitation lists they use and share with others. Capital One, the Bank and the Savings Bank require business partners with whom they share such information to abide by the redisclosure and reuse provisions of the Act. Capital One, the Bank and the Savings Bank have implemented programs to fulfill the expressed requests of customers and consumers to opt out of information sharing subject to the Act. As Capital One's, the Bank's and the Savings Bank's regulators establish further guidelines for addressing customer privacy issues, Capital One and the Bank may need to amend their privacy policies and adapt their internal procedures.

   In addition to adopting federal requirements regarding privacy, the Act also permits individual states to enact stricter laws relating to the use of customer information. Vermont has enacted "opt-in" regulations, and many states, notably California, are expected to consider such proposals which may impose additional requirements or restrictions on Capital One, the Bank and the Savings Bank.

   Investment in Capital One. The acquisition of Capital One's, the Bank's or the Savings Bank's capital stock may be subject to regulatory approval or notice under federal or Virginia law. Investors are responsible for ensuring that they do not, directly or indirectly, acquire shares of Capital One's capital stock in excess of the amount which can be acquired without regulatory approval.

   The Bank and the Savings Bank are each "insured depository institutions" within the meaning of the Change in Bank Control Act. Because of this, federal law and regulations prohibit any person or company from acquiring control of Capital One without, in most cases, prior written approval of the FRB and the OTS, as applicable. Control is conclusively presumed if, among other things, a person or company acquires more than 25% of any class of Capital One's voting stock. A rebuttable presumption of control arises if a person or company acquires more than 10% of any class of voting stock and is subject to any of a number of specified "control factors" as set forth in the applicable regulations.

   Although the Bank is not a "bank" within the meaning of Virginia's reciprocal interstate banking legislation (Chapter 15 of Title 6.1 of the Code of Virginia), it is a "bank" within the meaning of Virginia's Financial

Institution Holding Company Act, which governs the acquisition of interests in Virginia financial institutions. The Financial Institution Holding Company Act prohibits any person or entity from acquiring or making any public offer to acquire control of a Virginia financial institution or its holding company without making application to and receiving the prior approval of the Bureau of Financial Institutions.

   International Regulation. The Bank also faces regulation in the foreign jurisdictions where it currently, and may in the future, operate. Those regulations may be similar to or substantially different from the regulatory requirements the Bank faces in the United States. In the United Kingdom, the Bank's subsidiary, the UK Bank, is regulated by the Financial Services Authority, or the FSA, and licensed by the Office of Fair Trading, or the OFT. The UK Bank is authorized to accept a deposit in the course of a "deposit-taking business" and thus is able to take consumer deposits in the UK. The UK Bank has also been granted a full license by the OFT to issue consumer credit under the UK's Consumer Credit Act - 1974. The FSA requires the UK Bank to maintain certain capital ratios at all times. In addition, the UK Bank is limited by the UK Companies Act - 1985 in its distribution of dividends to the Bank in that such dividends may only be paid out of the UK Bank's "distributable profits."

   In Canada, the Bank operates principally through a branch, or the Canadian Branch, which, like the Bank is engaged solely in the issuance of credit cards. Capital One's installment loan business in Canada is conducted through a separately incorporated finance company subsidiary of Capital One. The Canadian Branch is considered a federally regulated financial institution under the Canadian Bank Act, and is authorized and supervised by the Canadian Office of the Superintendent of Financial Institutions.

   Interstate Taxation. Several states have passed legislation which attempts to tax the income from interstate financial activities, including credit cards, derived from accounts held by local state residents. Based on the volume of Capital One's business in these states and the nature of the legislation passed to date, we currently believe that this development will not materially affect Capital One or its subsidiaries. The states may also consider legislation to tax income derived from transactions conducted through the Internet. The Bank and the Savings Bank currently solicit accounts and take account information via the Internet. It is unclear at this time, however, whether and in what form any such legislation will be adopted, or if adopted, what its impact on the Bank and the Savings Bank would be.

   Legislation. Legislation has been introduced requiring additional disclosures for credit cards and other types of consumer lending. Such legislation could place additional restrictions on the practices of credit card issuers and consumer lenders generally. Additional proposals have been made to change existing federal bankruptcy laws, to expand the privacy protections afforded to customers of financial institutions, and to reform the federal deposit insurance system. It is unclear at this time whether and in what form any legislation will be adopted or, if adopted, what its impact on the Bank, the Savings Bank or Capital One would be. Congress may in the future consider other legislation that would materially affect the banking or credit card industries.

                            THE CAPITAL ONE TRUSTS

   Each Capital One Trust is a statutory business trust that Capital One has formed under Delaware law. For each trust there is a declaration of trust signed by Capital One as depositor, by The Bank of New York, as property trustee, and by The Bank of New York (Delaware), as Delaware trustee. For each trust there is also a certificate of trust filed with the Delaware Secretary of State. When Capital One is ready to issue and sell securities through a Capital One Trust, the related declaration of trust will be amended to read substantially like the form of amended and restated declaration of trust, or declaration of trust, that is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Each amended and restated declaration of trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

Capital One has created each Capital One Trust solely to:

  . issue and sell its Class A trust preferred securities to the public and its other classes of trust preferred securities and common securities to Capital One, each of which represents undivided beneficial ownership interests in specified assets of that Capital One Trust;

  . invest the proceeds from the sale of the Class A trust preferred securities and common securities in a series of Capital One's junior subordinated debentures;

  . hold preferred interests in a Capital One LLC, or LLC preferred interests, and, under specified limited circumstances, hold junior subordinated notes issued by the Bank, which we generally refer to as Bank deferral period notes;

  .  maintain its status as a grantor trust for federal income tax purposes; and

  . engage in only those other activities necessary or convenient to accomplish the purposes listed above.

   Because the Capital One Trusts' only assets will be junior subordinated debentures that Capital One issues to them, any LLC preferred interests of Capital One LLCs that they hold and, under specified limited circumstances described in this prospectus and the applicable prospectus supplement, Bank deferral period notes, Capital One's payments on the junior subordinated debentures in the first instance and, if and to the extent the payments received are insufficient to make the required distributions on the Class A trust preferred securities and the common securities, the Capital One LLCs' payments on the LLC preferred interests (when, as and if declared) and the Bank's payments on any Bank deferral period notes held by the Capital One Trusts, will be the only source of funds available to the Capital One Trusts to make cash distributions to purchasers or owners of the Class A trust preferred securities and the common securities, except for funds received from Capital One pursuant to the LLC guarantees. See "Description of Class A Trust Preferred Securities--Distributions." Each of the Capital One Trusts is a separate legal entity, so the assets of one Capital One Trust will not be available to satisfy the obligations of any other trusts Capital One may create.

   Capital One will acquire and own all of the common securities of each Capital One Trust. The common securities will have an aggregate liquidation amount of at least 3% of the aggregate capital of each Capital One Trust represented by its Class A trust preferred securities and its common securities. The remainder, representing up to 97% of this aggregate capital of each Capital One Trust, will be Class A trust preferred securities of the Capital One Trust that may be sold to the public. Any classes of trust preferred securities, other than the Class A trust preferred securities, that may be issued by each Capital One Trust will be acquired and owned by Capital One and will be subordinated to the Class A trust preferred securities of that Capital One Trust as described in the applicable prospectus supplement. The common securities and the Class A trust preferred securities will have substantially the same terms, including the same priority of payment and liquidation amount, and will receive proportionate payments from the Capital One Trust in respect of distributions and payments upon liquidation, redemption or otherwise at the same times, with one exception: if Capital One defaults on the junior subordinated debentures that it issues to that Capital One Trust and does not cure the default within the times specified in the junior subordinated indenture governing the issuance of the junior subordinated debentures, Capital One's rights to payments as holder of the common securities will be subordinated to the rights of the holders of the Class A trust preferred securities. See "Description of Class A Trust Preferred Securities--Subordination of Other Classes of Trust Preferred Securities and Common Securities." As described in this prospectus, Capital One may defer interest payments on any series of junior subordinated debentures for a specified period (up to five years), which would trigger a deferral by the applicable Capital One Trust of payments on its Class A trust preferred securities. During any deferral period, a Capital One Trust will also not receive cash distributions in respect of LLC preferred interests it holds (or any Bank deferral period notes received in lieu of those cash distributions). As a result, distributions will also not be made on any other classes of trust preferred securities of a Capital One Trust during a deferral period. See "Description of Class A Trust Preferred Securities--Distributions" and "Description of LLC Preferred Interests--Distributions."

   Unless Capital One provides otherwise in the applicable prospectus supplement, each Capital One Trust will be perpetual. However, a Capital One Trust may dissolve as provided in its declaration of trust, this prospectus and the applicable prospectus supplement.

   Each Capital One Trust's business and affairs will be conducted by two trustees and two individuals serving as administrators, whom Capital One, as holder of the common securities, will appoint. Unless Capital One provides otherwise in the applicable prospectus supplement, the trustees for each Capital One Trust will be:

  .  The Bank of New York, as the property trustee; and

  .  The Bank of New York (Delaware), as the Delaware trustee.

   Capital One refers to the property trustee and the Delaware trustee together as the issuer trustees. The Bank of New York, as property trustee, will hold title to the junior subordinated debentures, the LLC preferred interests (and any Bank deferral period notes distributed to a Capital One Trust in respect of the LLC preferred interests) and the LLC guarantees and will act as sole indenture trustee under each declaration of trust for purposes of compliance with the Trust Indenture Act. Unless Capital One provides otherwise in the applicable prospectus supplement, The Bank of New York will also act as guarantee trustee under Capital One's guarantee agreements relating to the trust guarantees and Capital One's guarantee agreements relating to the LLC guarantees. See "Description of Trust Guarantees," "Description of LLC Guarantees" and "Description of Debt Securities--Certain Provisions Relating to Junior Subordinated Debentures Issued to the Capital One Trusts."

   As the holder of the common securities of each Capital One Trust, Capital One will ordinarily have the right to appoint, remove or replace either issuer trustee for each Capital One Trust. However, if Capital One is in default with respect to the corresponding series of junior subordinated debentures issued to that Capital One Trust (and Capital One has not cured that default within the time specified in the junior subordinated indenture), then the holders of a majority in aggregate liquidation amount of that Capital One Trust's outstanding Class A trust preferred securities will be entitled to appoint, remove or replace either or both issuer trustees. In no event will the holders of the Class A trust preferred securities have the right to vote to appoint, remove or replace the administrators. Capital One retains that right exclusively as the holder of the common securities. The duties and obligations of each issuer trustee are governed by the applicable declaration of trust.

   Pursuant to the junior subordinated indenture and the declarations of trust, Capital One will agree to pay all fees, expenses and taxes related to each Capital One Trust and the offering of the Class A trust preferred securities. Capital One will also agree to pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Capital One Trust, except obligations under the Class A trust preferred securities not covered by the applicable trust guarantee as described later in this prospectus, any other classes of trust preferred securities and the common securities.

   The Capital One Trusts have no separate financial statements. Separate financial statements would not be material to holders of the Class A trust preferred securities because the Capital One Trusts have no independent operations. They exist solely for the limited functions summarized above. Capital One will guarantee the Class A trust preferred securities as described later in this prospectus. See "Incorporation of Certain Information by Reference."

   The principal executive office of each Capital One Trust is c/o Capital One Financial Corporation, 2980 Fairview Park Drive, Suite 1300, Falls Church, Virginia 22042-4525, and its telephone number is (703) 205-1000.

                             THE CAPITAL ONE LLCs

   Each Capital One LLC is a Delaware limited liability company that the Bank has formed under Delaware law. For each Capital One LLC there is a limited liability company agreement signed by the Bank, as managing member. For each Capital One LLC there is also a certificate of formation filed with the Delaware Secretary of State. When a Capital One LLC is ready to issue its LLC preferred interests, its limited liability company agreement will be amended to read substantially like the form of amended and restated limited liability company agreement, or LLC agreement, that is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

   Each Capital One LLC has been created solely to:

  . issue and sell its LLC preferred interests to Capital One and its common interests, or LLC common interests, to the Bank;

  . invest the proceeds from the sale of its LLC preferred interests and LLC common interests in a series of junior subordinated notes issued by the Bank, which we generally refer to as the Bank subordinated notes;

  . under specified limited circumstances, use funds payable on the Bank subordinated notes to purchase Bank deferral period notes, which will be distributed to holders of its LLC preferred interests in lieu of cash distributions; and

  . engage in only those other activities necessary or convenient to accomplish the purposes listed above.

   Because the Capital One LLCs' only assets (other than the Bank deferral period notes, which will not be retained by the Capital One LLCs) will be the Bank subordinated notes that the Bank issues to them, the Bank's payments on the Bank subordinated notes will be the only source of funds available to the Capital One LLCs to make cash distributions to the Capital One Trusts as holders of the LLC preferred interests and the Bank as holder of the LLC common interests. Each of the Capital One LLCs is a separate legal entity, so the assets of one Capital One LLC will not be available to satisfy the obligations of any other limited liability companies that the Bank may create.

   The Bank will acquire and own all of the LLC common interests of each Capital One LLC. The LLC common interests will have an aggregate liquidation amount of at least 3% of the total capital of each Capital One LLC. The remainder, representing up to 97% of the total capital of each Capital One LLC, will be non-cumulative, perpetual preferred limited liability company interests of the Capital One LLC that will be issued to Capital One and that may then be acquired and held by a Capital One Trust. The specific terms of the LLC preferred interests will be set forth in a supplement to this prospectus.

   Unless Capital One provides otherwise in the applicable prospectus supplement, each Capital One LLC will be perpetual. However, a Capital One LLC may dissolve as provided in its LLC agreement, this prospectus and the applicable prospectus supplement.

   As the managing member of each Capital One LLC, the Bank will have the exclusive power to manage, operate and set policies for each Capital One LLC (including the right to declare distributions on, and elect to redeem, the related LLC preferred interests), except as otherwise specified in the applicable LLC agreement and prospectus supplement. The Bank may, however, be prevented from doing so by banking regulation or its banking supervisors, as described in the applicable prospectus supplement.

   Capital One will agree to pay or cause to be paid all fees, expenses and taxes related to each Capital One LLC and the issuance of the LLC preferred interests. Capital One will also agree to pay or cause to be paid all ongoing costs, expenses and liabilities of each Capital One LLC, except obligations under the LLC preferred interests not covered by the applicable LLC guarantee as described later in this prospectus and the LLC common interests.

   The Capital One LLCs have no separate financial statements. Separate financial statements would not be material to holders of the Class A trust preferred securities because the Capital One LLCs have no independent operations. They exist solely for the limited functions summarized above. Capital One will guarantee the LLC preferred interests as described later in this prospectus. See "Incorporation of Certain Information by Reference."

   The principal executive office of each Capital One LLC is c/o Capital One Financial Corporation, 2980 Fairview Park Drive, Suite 1300, Falls Church, Virginia 22042-4525, and its telephone number is (703) 205-1000.

                                USE OF PROCEEDS

   Each Capital One Trust will use all of the proceeds it receives from the sale of its Class A trust preferred securities and common securities to purchase from Capital One a series of junior subordinated debentures that will provide the funds in the first instance for that Capital One Trust's payments to holders of its Class A trust preferred securities and common securities. Unless Capital One provides otherwise in the applicable prospectus supplement, it will use all of the proceeds it receives from the sale of its junior subordinated debentures to the Capital One Trusts funded by the sale proceeds from the Class A trust preferred securities to purchase the LLC preferred interests from the Capital One LLCs, and will use the LLC preferred interests that it purchases from a Capital One LLC to purchase a class of trust preferred securities (other than Class A trust preferred securities) of the related Capital One Trust.

   Each Capital One LLC will use all of the proceeds it receives from the sale of its LLC preferred interests to Capital One and from the sale of its LLC common interests to the Bank to purchase a series of the Bank subordinated notes from the Bank that will provide the funds for that Capital One LLC's payments on its LLC preferred interests and LLC common interests. Except as otherwise described in the applicable prospectus supplement, the Bank will use the net proceeds it receives from the sale of the Bank subordinated notes to the Capital One LLCs for general corporate purposes in the ordinary course of its business. Except as otherwise described in the applicable prospectus supplement, Capital One intends to use the net proceeds from the sale of its debt securities (other than to the Capital One Trusts), equity securities, stock purchase contracts and equity units for general corporate purposes in the ordinary course of its business, including the reduction of short-term debt, possible acquisitions, investments in, or extensions of credit to, its subsidiaries and investments in securities.

   Capital One and the Bank may temporarily invest any funds not required immediately for purposes described above in short-term marketable securities. Based upon the historical and anticipated future growth of Capital One and the Bank and their respective financial needs, they may engage in additional financings (in addition to their funding activities in the ordinary course of their respective businesses) of a character and amount to be determined as the need arises. For current information, look at Capital One's current filings with the SEC. See "Where You Can Find More Information."

                               FINANCIAL RATIOS

   Capital One's consolidated ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividend requirements are as follows:

                                         Nine Months
                                            Ended
                                        September 30, Years Ended December 31,
                                        ------------- ------------------------
                                         2001   2000  2000 1999 1998 1997 1996
                                        ----   ----   ---- ---- ---- ---- ----
 Earnings to Fixed Charges:
    Including Interest on Deposits..... 1.86   1.95   1.91 2.05 2.02 1.87 1.83
    Excluding Interest on Deposits..... 2.84   2.48   2.48 2.39 2.21 1.99 2.02
 Earnings to Combined Fixed Charges and
   Preferred Stock Dividends:
    Including Interest on Deposits..... 1.86   1.95   1.91 2.05 2.02 1.87 1.83
    Excluding Interest on Deposits..... 2.84   2.48   2.48 2.39 2.21 1.99 2.02

   The ratio of earnings to fixed charges is computed by dividing income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by fixed charges and preferred stock dividend requirements. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is deemed representative.

                        DESCRIPTION OF DEBT SECURITIES

   Capital One may from time to time issue and sell debt securities which will be Capital One's direct unsecured general obligations. These debt securities are described below and will be senior debt securities, subordinated debt securities or junior subordinated debt securities, including the junior subordinated debentures that are issued to the Capital One Trusts and any senior or subordinated debt securities that may be part of an equity unit, all of which are called debt securities. The senior debt securities and the subordinated debt securities will be issued under one or more separate indentures between Capital One and Harris Trust and Savings Bank, as trustee, or another indenture trustee named in the applicable prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The junior subordinated debt securities will be issued in one or more series under a junior subordinated indenture between Capital One and The Bank of New York, as trustee, and under a securities resolution of Capital One or, if specified in the applicable prospectus supplement, a supplemental indenture authorizing the particular series. Collectively, the senior indenture, the subordinated indenture and the junior subordinated indenture are called the indentures, and the senior indenture trustee, the subordinated indenture trustee and the junior subordinated indenture trustee are called the indenture trustees.

   We have summarized selected provisions of the indentures below. The summary is not complete. Copies of the senior indenture and the junior subordinated indenture and the form of subordinated indenture have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and have been qualified as indentures under the Trust Indenture Act. You should read the indentures for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. In the summary below, we have included references to section numbers so that you can easily locate these provisions. The particular terms of any debt securities Capital One offers will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision. Capitalized terms used in the summary have the meanings specified in the applicable indenture.

   As of the date of this prospectus, Capital One has issued the following notes under the senior indenture:

  . notes with a maturity date of 2003, an aggregate principal amount of $125,000,000 and an interest rate of 7 1/4%;

  . notes with a maturity date of 2006, an aggregate principal amount of $225,000,000 and an interest rate of 7 1/4%;

  . notes with a maturity date of 2008, an aggregate principal amount of $200,000,000 and an interest rate of 7 1/8%; and

  . notes with a maturity date of 2007, an aggregate principal amount of $300,000,000 and an interest rate of 8 3/4%.

   As of the date of this prospectus, Capital One has not issued any series of debt securities under the subordinated indenture or the junior subordinated indenture.

General

   The debt securities will be Capital One's direct unsecured obligations. The indentures do not significantly limit Capital One's operations. In particular, they do not:

  . limit the amount of debt securities that Capital One can issue under the indentures;

  . limit the number of series of debt securities that Capital One can issue from time to time;

  . limit or otherwise restrict the total amount of debt that Capital One or its subsidiaries may incur or the amount of other securities that Capital One may issue;

  . require Capital One or an acquiror to repurchase debt securities in the event of a "change in control"; or

  . contain any covenant or other provision that is specifically intended to afford any holder of the debt securities any protection in the event of highly leveraged transactions or similar transactions involving Capital One or its subsidiaries.

   The senior debt securities will rank equally with all of Capital One's other unsecured unsubordinated indebtedness. The subordinated debt securities will have a junior position to all of Capital One's senior indebtedness. The junior subordinated debt securities will have a junior position to all of Capital One's senior indebtedness and will have a junior position to or rank equally with Capital One's subordinated indebtedness. The ranking of a series of junior subordinated debt securities with respect to Capital One's subordinated indebtedness will be established by the securities resolution or supplemental indenture creating the series.

   Because Capital One is a holding company, dividends and fees from its subsidiaries are Capital One's principal source of revenues from which to repay the debt securities. Capital One's subsidiaries engaged in the banking or credit card business can only pay dividends if they are in compliance with applicable United States federal and state regulatory requirements. Capital One's right to participate in any asset distribution of any of its subsidiaries, on liquidation, reorganization or otherwise, will rank junior to the rights of all creditors of that subsidiary (except to the extent that Capital One may itself be an unsubordinated creditor of that subsidiary). The rights of holders of debt securities to benefit from those distributions will also be junior to prior claims of the creditors of Capital One's subsidiaries. Consequently, the debt securities will be effectively subordinated to all liabilities of Capital One's subsidiaries.

   Because Capital One is a holding company, its right to participate as a stockholder in any distribution of assets of any subsidiary, including the Bank and the Savings Bank, upon its liquidation, reorganization or winding-up, and thus the ability of holders of the debt securities to benefit, as creditors of Capital One, from the distribution, is subject to the prior claims of creditors of the subsidiary. The Bank and the Savings Bank are subject to claims by creditors for long-term and short-term debt obligations, including deposit liabilities, obligations for federal funds purchased and securities sold under repurchase agreements. There are also various legal limitations on the extent to which they may pay dividends or otherwise supply funds to Capital One or its affiliates. See "Capital One Financial Corporation--Supervision, Regulation and Other Matters--Dividends and Transfers of Funds."

Terms

   A prospectus supplement and, in the case of junior subordinated debt securities, a securities resolution or supplemental indenture relating to the offering of any series of debt securities will include specific terms relating to the offering. These terms will include some or all of the following:

  .  the title and type of the offered debt securities;

  . any limit upon the aggregate principal amount of the offered debt securities;

  . the date or dates (including the maturity date) on which the principal will be payable and any provisions relating to extending or shortening the date on which the principal and premium, if any, of the debt securities of the series is payable; the interest rate, or method of calculating the interest rate, the date or dates from which interest will accrue and the interest payment dates; the manner of paying principal of and interest on the debt securities; and the place or places where principal, premium and interest will be payable;

  . any provisions relating to the deferral of any interest and the duration of the deferral period;

  . the detailed terms and provisions of any optional or mandatory redemption provision;

  .  any limit upon the currency of the offered debt securities;

  .  any changes to the covenants or additional events of default or covenants;

  . if the series of debt securities will not be issued to a Capital One Trust, any sinking fund or other provisions that would obligate Capital One to repurchase or otherwise redeem the debt securities;

  . whether the debt securities will be convertible into or exchangeable for Capital One's common stock or other securities or property and, if so, the terms of the conversion or exchange;

  . the percentage of the principal amount (expressed as a percentage of the aggregate principal amount) or price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;

  . in the case of the senior and subordinated indentures, whether and upon what terms debt securities may be defeased (which means that Capital One would be discharged from its obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series);

  . if the series of debt securities is to be issued to a Capital One Trust, the forms of the related declaration of trust and trust guarantee agreement and any tax indemnity provisions and the additions or changes, if any, to the junior subordinated indenture with respect to that series of debt securities to permit or facilitate the issuance of that series of debt securities to a Capital One Trust; and

  . any other terms not inconsistent with the provisions of the indentures, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities. (Section 301 of the senior and subordinated indentures, Section 3.1 of the junior subordinated indenture)

Form of the Debt Securities

   The junior subordinated indenture provides that Capital One may issue junior subordinated debt securities of any series in such form and in such denominations as Capital One specifies in the securities resolution or supplemental indenture and prospectus supplement for the series. (Sections 2.1 and 3.1 of the junior subordinated indenture)

   The senior and subordinated indentures provide that Capital One may issue senior and subordinated debt securities, respectively, in registered form, in bearer form or in both registered and bearer form. Unless otherwise indicated in the applicable prospectus supplement, each series of senior and subordinated debt securities will be issued in registered form only, without coupons. Holders of "registered form" securities do not receive a physical certificate but instead are listed on the applicable indenture trustee's register for the applicable debt securities. (Section 305 of the senior and subordinated indentures)

   The senior and subordinated debt securities may also be issued as original issue discount debt securities. "Original issue discount debt securities" are securities sold by Capital One for substantially less than their stated principal amount. Federal income tax consequences and other special considerations applicable to any original issue discount debt securities will be described in the applicable prospectus supplement. (Section 101 of the senior and subordinated indentures)

   Unless otherwise indicated in the applicable prospectus supplement, Capital One will issue senior and subordinated debt securities in registered form, without coupons, in denominations of $1,000 or any whole number multiple of $1,000. Capital One will issue senior and subordinated debt securities in bearer form in denominations of $5,000 or any whole number of $5,000. (Section 302 of the senior and subordinated indentures) There will be no service charge for any transfer, exchange or conversion of senior and subordinated debt securities, but Capital One or the applicable trustee may require the holder to pay any tax or other governmental charge payable upon a transfer, exchange or conversion.

   If Capital One issues the debt securities in bearer form, the debt securities will have interest coupons attached, unless issued as original issue discount debt securities. "Bearer form" securities are payable to whomever physically holds them from time to time. Debt securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than through offices of certain United States financial institutions located outside the United States. Purchasers of debt securities in bearer form will be subject to certification procedures and may be affected by United States tax law limitations. These procedures and limitations will be described in the applicable prospectus supplement.

   The debt securities of a series may be issued in whole or in part in global form, which means that Capital One will deposit with the depositary identified in the applicable prospectus supplement one or more certificates representing the entire series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to a nominee of the depositary. (Section 305 of the senior and subordinated indentures, Section 3.6 of the junior subordinated indenture)

   The applicable prospectus supplement will describe the specific terms of the depositary agreement governing a series of global senior or subordinated debt securities and any limitations and restrictions relating to a series of global senior or subordinated debt securities. (Section 305 of the senior and subordinated indentures)

   A holder of registered debt securities may request registration of a transfer upon surrender of the debt security being transferred at any agency or office that Capital One maintains for that purpose and upon fulfillment of all other requirements of the agent.

Certain Covenants

   Any restrictive covenants that may apply to a particular series of debt securities will be described in the related prospectus supplement.

Subordination of Subordinated and Junior Subordinated Debt Securities

   Subordinated Debt Securities. Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to subordinated debt securities. Section references are to sections of the subordinated indenture.

   Subordinated debt securities will be subordinated in right of payment to all Senior Indebtedness, as defined below. Payments on subordinated debt securities will also be effectively subordinated if:

  .  Capital One is involved in insolvency, bankruptcy or similar proceedings;
     or

  . Capital One fails to pay the principal of, premium, interest or some types of additional payments on or any sinking fund with respect to any Senior Indebtedness when due. (Section 1601)

   Because of this subordination, some of Capital One's creditors may receive more, ratably, than holders of subordinated debt securities if Capital One is insolvent.

   After all payments have been made to the holders of Senior Indebtedness, any holders of subordinated debt securities will be subrogated to the rights of holders of Senior Indebtedness upon any distribution of assets in any proceedings out of the distributive shares of subordinated debt securities. (Sections 1601 and 1602)

   "Senior Indebtedness" means the principal of and premium, if any, and interest, on, whether outstanding now or incurred later, (a) all indebtedness for money borrowed by Capital One, including indebtedness of others that Capital One guarantees, other than the subordinated debt securities and the junior subordinated debt securities and other indebtedness that is expressly stated as not senior, and (b) any amendments, renewals, extensions, modifications and refundings of any indebtedness, unless in either case the instrument evidencing the indebtedness provides that it is not senior in right of payment to the subordinated debt securities.

   Junior Subordinated Debt Securities. The junior subordinated indenture provides that the junior subordinated debt securities will be subordinated and junior in right of payment to all existing and future Senior Debt, as defined below, and will be subordinated and junior to or rank equally with the offered subordinated debt securities. Subordinated debt securities that are senior to the junior subordinated debt securities are called senior subordinated debt securities. In addition, the junior subordinated debt securities will be effectively subordinated to all existing and future obligations of Capital One's subsidiaries. Capital One's obligations under the trust guarantees and the LLC guarantees described in this prospectus are subordinated to the same extent as the junior subordinated debt securities. This means that in the event of a default in payment of principal of or interest on any Senior Debt, Capital One cannot make any payments on the junior subordinated debt securities, the trust guarantees or the LLC guarantees, unless the default is cured or waived.

   Upon any distribution of Capital One's assets to creditors upon any termination, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Debt and senior subordinated debt securities must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment. (Section 14.3 of the junior subordinated indenture) Upon satisfaction of all claims related to all Senior Debt and senior subordinated debt securities then outstanding, the holders of the junior subordinated debt securities will be subrogated to the rights of the holders of Senior Debt and senior subordinated debt securities to receive payments or distributions applicable to Senior Debt and senior subordinated debt securities until all amounts owing on the junior subordinated debt securities are paid in full. (Section 14.4 of the junior subordinated indenture)

   "Senior Debt" means, whether or not such indebtedness is denominated as senior or subordinated:

  . the principal, premium, if any, and interest in respect of indebtedness of Capital One for money borrowed and indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by Capital One;
  .  all capital lease obligations of Capital One;

  . all obligations of Capital One issued or assumed as the deferred purchase price of property, all conditional sale obligations of Capital One and all obligations of Capital One under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  . all obligations of Capital One for the reimbursement of any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement or any options or similar credit or other transaction;

  . all obligations of the type referred to above of other persons for the payment of which Capital One is responsible or liable as obligor, guarantor or otherwise; and

  . all obligations of the type referred to above of other persons secured by any lien on any property or asset of Capital One (whether or not such obligation is assumed by Capital One), whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, except for:

  . any of the indebtedness with respect to which, with the prior approval of the FRB if not otherwise generally approved, the instrument creating or evidencing the indebtedness or pursuant to which the indebtedness is outstanding provides that the obligations are not superior or will rank equally in right of payment to the junior subordinated debt securities; and

  . any indebtedness between or among Capital One and its subsidiaries and any Capital One Trust, any Capital One LLC or a trustee thereof or any other trust or a trustee thereof, partnership or other entity affiliated with Capital One that is a financing vehicle of Capital One, or the financing entity, in connection with the issuance by the financing entity of preferred securities or other securities that rank equally with, or are not superior in right of payment to the Class A trust preferred securities.

   The Senior Debt and senior subordinated debt securities shall continue to be Senior Debt and senior subordinated debt securities and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Debt and senior subordinated debt securities.

Consolidation, Merger and Sale of Assets

   Each indenture generally permits a consolidation or merger between Capital One and another corporation. Each also permits the sale by Capital One of all or substantially all of its property or assets. These events do not require the consent of the holders of any outstanding debt securities if:

  . the successor or purchaser is a corporation organized under the laws of the United States of America, any state or the District of Columbia and expressly assumes Capital One's obligations on the debt securities under each of the indentures;

  . immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing;

  . in the case of the junior subordinated indenture and junior subordinated debt securities issued to a Capital One Trust, the transaction is permitted under the related declaration of trust and related trust guarantee agreement and does not give rise to any breach or violation of the related declaration of trust or related trust guarantee agreement; and

  . Capital One has delivered to the applicable trustee an officers' certificate and an opinion of counsel stating compliance with these provisions. (Section 801 of the senior and subordinated indentures, Section 8.1 of the junior subordinated indenture)

   The successor shall be substituted for Capital One as if it had been an original party to the indentures, the debt securities and, in the case of the junior subordinated debt securities, the declarations of trust. Thereafter, the successor may exercise Capital One's rights and powers under the indentures, the debt securities and, if applicable, the declarations of trust, and all of Capital One's obligations under those documents will terminate. (Section 802 of the senior and subordinated indentures, Section 8.2 of the junior subordinated indenture)

Exchange of Debt Securities

   Registered debt securities may be exchanged for an equal principal amount of registered debt securities of the same series and date of maturity in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency Capital One maintains for that purpose and upon fulfillment of all other requirements set forth in the indentures. (Section 305 of the senior and subordinated indentures, Section 3.5 of the junior subordinated indenture)

Conversion and Exchangeability

   The holders of debt securities that are convertible into common stock or other securities will be entitled to convert the debt securities in some circumstances. The junior subordinated debt securities issued to a Capital One Trust will not be convertible into or exchangeable for common stock or other securities of Capital One. The terms of any conversion will be described in the applicable prospectus supplement. (Section 1602 of the senior and subordinated indentures, Section 3.1 of the junior subordinated indenture)

   The holders of senior and subordinated debt securities may be obligated to exchange them for common stock or other securities of Capital One in some circumstances. The terms of any exchange will be described in the applicable prospectus supplement. (Section 305 of the senior and subordinated indentures)

Events of Default

   Senior and Subordinated Debt Securities. Section references are to sections of the senior and subordinated indentures. The senior and subordinated indentures define an event of default for any series of senior or subordinated debt securities as any of the following events, unless otherwise provided in the applicable prospectus supplement:

  . failure to pay the interest or any additional amounts payable on any senior or subordinated debt securities when due and continuance of that default for 30 days (in the case of the subordinated indenture, whether or not payment is prohibited by the subordination provisions);

  . failure to pay the principal of or any premium on any senior or subordinated debt securities when due (in the case of the subordinated indenture, whether or not payment is prohibited by the subordination provisions);

  . failure to deposit any sinking fund payment when due (in the case of the subordinated indenture, whether or not payment is prohibited by the subordination provisions);

  . failure to perform any covenant or warranty in the applicable indenture, other than a covenant or warranty applicable only to another series of senior or subordinated debt securities, that continues for 60 days after Capital One is given written notice;

  . any event of default by Capital One, or any of its significant subsidiaries, under any mortgage, indenture or other instrument under which any indebtedness exceeding $10,000,000 becomes due and payable, if the acceleration is not rescinded or annulled within 30 days after written notice;

  . certain events of bankruptcy, insolvency or reorganization of Capital One or any of its significant subsidiaries; or

  . any other event of default included in any senior or subordinated indenture or supplemental indenture. (Section 501)

   If an event of default occurs with respect to any series of senior or subordinated debt securities, the applicable indenture trustee will give the holders of those debt securities notice of the default under the terms of the applicable indenture. (Section 501)

   If an event of default with respect to any series of senior or subordinated debt securities occurs and continues, either the applicable indenture trustee or the holders of at least 25% of the aggregate principal amount of the outstanding senior or subordinated debt securities of that series may declare the principal amount or, if the senior or subordinated debt securities of that series are original issue discount debt securities, a specified portion of the principal amount of all the senior or subordinated debt securities of that series to be due and payable immediately. (Section 502)

   Payment of the principal of subordinated debt securities may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization. Subordinated debt securities cannot be accelerated if Capital One defaults in its performance of any other covenant, including payment of principal or interest. Any time after a declaration of acceleration has been made, but before a judgment or decree based on acceleration has been obtained, the majority holders may, under certain circumstances, void the declaration. "Majority holders" are the holders of a majority of the aggregate principal amount of outstanding senior or subordinated debt securities of that series. (Section 502)

   Other than its duties in the case of a default, the applicable indenture trustee is not obligated to exercise any of its rights or powers under any senior or subordinated indenture at the request or direction of any of the holders, unless those holders offer the applicable indenture trustee reasonable indemnity. (Section 601) If the holders provide this reasonable indemnification, the majority holders may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or exercising any trust or power conferred on the applicable indenture trustee, for the senior or subordinated debt securities of that series. (Section 512)

   A holder does not have the right to institute a proceeding, appoint a receiver or a trustee, or commence any other remedy, unless:

  . the holder gives the applicable indenture trustee written notice of a continuing event of default;

  . the majority holders have made written request, and offered reasonable indemnity, to the applicable indenture trustee to institute the proceeding as trustee; and

  . the applicable indenture trustee has not received an inconsistent request from the majority holders and has failed to institute a proceeding within 60 days. (Section 507)

   However, these limitations do not apply to a suit for the enforcement of payment or conversion rights instituted on or after the respective due dates of the senior and subordinated debt securities. (Section 508)

   Junior Subordinated Debt Securities. Section references are to sections of the junior subordinated indenture. Unless the securities resolution or supplemental indenture establishing the series provides for different events of default, in which event the applicable prospectus supplement will describe the change, an event of default with respect to a series of junior subordinated debt securities will occur if:

  . Capital One defaults in any payment of interest on any debt securities of that series when the payment becomes due and payable and the default continues for a period of 30 days (unless Capital One has deferred these payments);

  . Capital One defaults in the payment of the principal of or premium, if any, on any debt securities of the series when those payments become due and payable at maturity or upon redemption, acceleration or otherwise;

  . Capital One defaults in the payment or satisfaction of any sinking fund obligation with respect to any junior subordinated debt securities of the series as required by the securities resolution or supplemental indenture establishing the series and the default continues for a period of 30 days;

  . Capital One defaults in the performance of any of its other agreements applicable to the series and the default continues for 90 days after the notice specified below;

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

  . Capital One files for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

  . any other event of default specified in the applicable prospectus supplement occurs. (Section 5.1)

   A default under the junior subordinated indenture means any event which is, or after notice or passage of time would be, an event of default under the junior subordinated indenture. A default under the fourth bullet point above is not an event of default until the junior subordinated indenture trustee or the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of the affected series notify Capital One of the default and Capital One does not cure the default within the time specified after receipt of the notice. (Section 5.1) A default under the second bullet point above in respect of a redemption prior to the stated maturity of any junior subordinated debt securities is not an event of default if Capital One does not receive any required approvals from the FRB or Capital One's primary federal banking regulator. (Section 5.1)

Acceleration

   If an event of default (other than as a result of specified events in bankruptcy, insolvency, receivership or reorganization) occurs under the junior subordinated indenture with respect to any series of junior subordinated debt securities and is continuing, the junior subordinated indenture trustee by notice to Capital One, or (except as provided in the next sentence) the holders of at least 25% in aggregate principal amount of the series by notice both to Capital One and to the junior subordinated indenture trustee, may declare the principal of and accrued interest on all the junior subordinated debt securities of the series to be due and payable immediately. In the case of a series of junior subordinated debentures issued to a Capital One Trust, if, upon an event of default under the junior subordinated indenture, the junior subordinated indenture trustee or the other holders, if any, together holding not less than 25% in aggregate principal amount of that series fail to declare the principal of all the junior subordinated debt securities of that series to be immediately due and payable, then the holders of 25% in aggregate liquidation amount of the then outstanding Class A trust preferred securities issued by the Capital One Trust shall have the right to do so by notice to Capital One and to the junior subordinated indenture trustee. If an event of default as a result of specified events in bankruptcy, insolvency, receivership or reorganization occurs under the junior subordinated indenture, the principal of and accrued interest on all of the junior subordinated debt securities will automatically become due and payable.

Recission of Acceleration and Rights upon an Event of Default

   Except as provided in the next sentence, at any time after a declaration of acceleration has been made and before judgment or decree for payment has been obtained by the junior subordinated indenture trustee, the holders of a majority in aggregate principal amount of the affected series of junior subordinated debt securities, by notice to the junior subordinated indenture trustee, may rescind an acceleration and its consequences if certain conditions are met, including:

   (a) Capital One pays or deposits with the junior subordinated indenture trustee a sum sufficient to pay:

       (i)   all overdue interest,

       (ii) any principal and premium which have become due other than by the declaration of acceleration and overdue interest on those amounts,

      (iii) any overdue sinking fund payments and overdue interest on such payments,

      (iv)   interest on overdue interest to the extent lawful, and

       (v) all amounts otherwise due to the junior subordinated indenture trustee under the junior subordinated indenture;

   (b) the rescission would not conflict with any judgment or decree; and

(c) all existing events of default on the series have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration.

   In the case of a series of junior subordinated debentures issued to a Capital One Trust, the holders of a majority in aggregate liquidation amount of the then outstanding Class A trust preferred securities issued by that Capital One Trust shall also have the right to rescind the acceleration and its consequences with respect to such series, subject to the same conditions set forth above. (Section 5.2)

   If an event of default occurs and is continuing on a series, the junior subordinated indenture trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the junior subordinated indenture trustee and holders of the series. (Section 5.3)

   In the case of a series of junior subordinated debentures issued to a Capital One Trust, any holder of the outstanding Class A trust preferred securities issued by that Capital One Trust shall have the right, upon the occurrence and continuance of an event of default with respect to that series following Capital One's failure to pay timely interest, principal or premium when due as described above, to institute a legal proceeding against Capital One directly. In that lawsuit, the holder of the Class A trust preferred securities can force Capital One to pay to the holder (instead of the Capital One Trust) the principal of, and premium, if any, and interest on, junior subordinated debentures held by the Capital One Trust having a principal amount equal to the aggregate liquidation amount of the Class A trust preferred securities held by that holder. (Section 5.8)

   The junior subordinated indenture trustee may require an indemnity reasonably satisfactory to it before it performs any duty or exercises any right or power under the junior subordinated indenture or the junior subordinated debt securities which it reasonably believes may expose it to any risk of loss or liability. (Section 6.1) With some limitations, holders of a majority in aggregate principal amount of the junior subordinated debt securities of a series may direct the junior subordinated indenture trustee in its exercise of any trust or power with respect to that series. (Section 5.12) Except in the case of default in payment on a series, the junior subordinated indenture trustee may withhold notice of any continuing default with respect to the junior subordinated debt securities of that series if it determines that withholding the notice is in the interest of holders of the series. (Section 6.2) Capital One is required to furnish the junior subordinated indenture trustee annually a brief certificate as to Capital One's compliance with all terms and conditions of the junior subordinated indenture. (Section 10.4)

   The events of default specified in the junior subordinated indenture do not include a cross-default provision. Thus, except to the extent provided in the securities resolution or supplemental indenture establishing a series, a default by Capital One on any other debt, including any other series of junior subordinated debt securities, would not constitute an event of default under the junior subordinated indenture (or in the case of an event of default as to any series, an event of default as to any other series outstanding under the junior subordinated indenture). If a securities resolution or supplemental indenture provides for a cross-default provision, the applicable prospectus supplement will describe the terms of that provision.

Waivers

   The holders of at least 50% of the aggregate principal amount of the outstanding senior and subordinated debt securities of each series may, on behalf of all holders of that series, waive Capital One's compliance with certain restrictive provisions of the applicable indenture. They may also waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants. (Sections 513 and 1008 of the senior and subordinated indentures) The holders of at least 50% of the aggregate principal amount of the outstanding junior subordinated debt securities may waive any past default under the junior subordinated indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants. (Section 5.13 of the junior subordinated indenture)

Amendments

   Unless provided otherwise in the applicable prospectus supplement, Capital One and the applicable trustee may modify and amend an indenture with the consent of the holders of at least 66 2/3% in aggregate principal amount of the outstanding senior and subordinated debt securities or a majority in aggregate principal amount of the outstanding junior subordinated debt securities, in each case of each series issued under the applicable indenture and affected by the modification or amendment. However, no modification or amendment may, without the consent of each holder of debt securities affected by the modification or amendment:

  . change the stated maturity of any debt security (subject, in the case of any series of the junior subordinated debt securities if provided in the applicable prospectus supplement, to any right Capital One may have retained in the securities resolution or supplemental indenture and described in the applicable prospectus supplement);

  . reduce the principal amount of, or the premium, if any, or, except as otherwise provided in the applicable prospectus supplement, interest on, any debt security, including, in the case of an original issue discount senior or subordinated debt security, the amount payable upon acceleration of the maturity of that debt security (but this does not affect Capital One's right to elect to defer one or more payments of interest on any junior subordinated debt securities as described below under "--Certain Provisions Relating to Junior Subordinated Debentures Issued to the Capital One Trusts--Option to Defer Interest Payment Date");

  . in the case of the subordinated and junior subordinated indentures, modify the subordination provisions in a manner adverse to the holders of those debt securities;

  . in the case of the junior subordinated indenture, reduce the principal amount of those debt securities whose holders must consent to an amendment or waiver;

  . in the case of the junior subordinated indenture, change the currency in which the principal of or interest on a junior subordinated debt security is payable or waive any default in payment of interest on or principal of a junior subordinated debt security;

  . reduce the percentage in principal amount of outstanding debt securities of any series; or

  . adversely affect the right of any holder of convertible debt securities or exchangeable senior or subordinated debt securities to convert or exchange. (Section 902 of the senior and subordinated indentures, Section
     9.2 of the junior subordinated indenture)

   In the case of a series of junior subordinated debentures issued to a Capital One Trust, Capital One is not permitted to amend the junior subordinated indenture if such amendment adversely affects the holders of the Class A trust preferred securities of that Capital One Trust in any material respect, and no termination of the junior subordinated indenture shall occur without the prior consent of the holders of not less than a majority in aggregate liquidation amount of the Class A trust preferred securities of that Capital One Trust then outstanding unless and until the principal of (and premium, if any, on) the junior subordinated debentures of that series and all accrued and unpaid interest thereon have been paid in full. Furthermore, in the case of a series issued to a Capital One Trust, no amendment can be made to the provisions of the junior subordinated indenture allowing holders of Class A trust preferred securities of that Capital One Trust to institute a legal proceeding directly against Capital One following Capital One's failure to make timely payments when due on the junior subordinated debentures as described above without the prior consent of the holder of each Capital A trust preferred security then outstanding unless and until the principal of (and premium, if any, on) the junior subordinated debentures of that series and all accrued and unpaid interest thereon have been paid in full. (Section 9.2)

   Except as otherwise provided in the applicable prospectus supplement, Capital One and the applicable indenture trustee may modify and amend an indenture without the consent of any holder for any of the following purposes:

  .  to evidence the succession of another person to Capital One;

  . to add to the covenants of Capital One for the benefit of the holders of all or any series of debt securities;

  .  to add events of default;

  . in the case of the senior and subordinated indentures, to add or change any provisions of the applicable indenture to facilitate the issuance of bearer senior or subordinated debt securities;

  . in the case of the senior and subordinated indentures, to change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of senior or subordinated debt securities;

  . in the case of the junior subordinated indenture, to provide that specific provisions of that indenture shall not apply to a series of junior subordinated debt securities not previously issued;

  . to establish the form or terms of debt securities of any series and any related coupons;

  . to evidence and provide for the acceptance of appointment by a successor trustee;

  . to cure any ambiguity, defect or inconsistency in the applicable indenture, provided the action does not materially adversely affect the interests of the holders of any debt securities or related coupons;

  . in the case of the senior and subordinated indentures, to supplement any of the provisions of the applicable indenture if necessary to permit or facilitate the defeasance and discharge of any series of senior or subordinated debt securities, as long as the action does not materially adversely affect the interests of the holders of any senior or subordinated debt securities or related coupons;

  . in the case of the junior subordinated indenture, to comply with SEC requirements in order to effect or maintain the qualification of that indenture under the Trust Indenture Act;

  .  to secure the debt securities;

  . in the case of the senior and subordinated indentures, to amend or supplement any provision of the applicable indenture or any supplemental indenture, provided that the amendment or supplement does not materially adversely affect the interests of the holders of outstanding debt securities; and

  . in the case of the junior subordinated indenture, to make any change that does not adversely affect the interests of the holders of outstanding debt securities. (Section 901 of the senior and subordinated indentures, Section 9.1 of the junior subordinated indenture)

Legal Defeasance and Covenant Defeasance of Senior Debt Securities and Subordinated Debt Securities

   Section references are to sections of the senior and subordinated indentures. If the applicable prospectus supplement provides for defeasance, Capital One may elect to pay and discharge its obligations on the applicable senior debt securities or subordinated debt securities if:

  . no event of default has occurred and is continuing, or would occur upon the giving of notice or lapse of time at the time of the satisfaction and discharge;

  . Capital One deposits with the applicable indenture trustee sufficient cash or government securities to pay all the principal, any premium and any other sums due through the stated maturity or redemption date of the applicable debt securities of the series;

  . Capital One pays all other sums due with respect to the outstanding securities of the series;

  . Capital One delivers an opinion of counsel to the effect that the holders will have no federal income tax consequences as a result of the deposit or defeasance; and

  . Capital One delivers a certificate of its independent public accountants as required by the applicable indenture. (Section 402)

   If this happens, the holders of the applicable debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the registration of transfer or exchange of applicable debt securities and the replacement of stolen, lost or mutilated debt securities. (Section 306)

Certain Provisions Relating to Junior Subordinated Debentures Issued to the Capital One Trusts

   General. The junior subordinated debentures that Capital One issues and sells to a Capital One Trust may be issued from time to time in one or more series under the junior subordinated indenture with interest rates and interest payment dates corresponding to the distribution rate and distribution dates of the Class A trust preferred securities issued by that Capital One Trust. The principal amount of the junior subordinated debentures that Capital One issues to a Capital One Trust will be equal to the aggregate liquidation amount of the Class A trust preferred securities and common securities of that Capital One Trust. Concurrently with the issuance of each Capital One Trust's Class A trust preferred securities, each Capital One Trust will invest the proceeds from the sale of the Class A trust preferred securities and the consideration Capital One pays for the common securities in a series of corresponding junior subordinated debentures that Capital One will issue and sell to that Capital One Trust.

   The applicable prospectus supplement will describe specific terms relating to the offering of each series of junior subordinated debentures. See "Description of Debt Securities--Terms."

   Covenants. Unless otherwise specified in the applicable securities resolution or supplemental indenture and the applicable prospectus supplement, Capital One will covenant, as to each series of junior subordinated debentures issued to a Capital One Trust and for so long as any Class A trust preferred securities of a Capital One Trust remain outstanding:

  . to maintain 100% direct or indirect ownership of the common securities of the Capital One Trust to which those junior subordinated debentures have been issued (provided that certain successors which are permitted pursuant to the junior subordinated indenture may succeed to Capital One's ownership of the common securities);

  . not to voluntarily dissolve, wind-up or liquidate any Capital One Trust, except:

      -- in connection with a distribution of those junior subordinated debentures to the holders of the Class A trust preferred securities and common securities in liquidation of the Capital One Trust; or

      -- in connection with certain mergers, consolidations or amalgamations permitted by the related declaration of trust; and

  . to use Capital One's reasonable efforts, consistent with the terms and provisions of the related declaration of trust, to cause the Capital One Trust to remain classified as a grantor trust and not as an association or publicly-traded partnership taxable as a corporation for United States federal income tax purposes.

   For additional covenants relating to payment of expenses of the Capital One Trusts, see "Description of Class A Trust Preferred Securities--Payment of Expenses."

   Option to Defer Interest Payment Date. Unless otherwise stated in the applicable prospectus supplement, Capital One may on one or more occasions during the term of any series of junior subordinated debentures issued to a Capital One Trust, defer payments of interest by extending the interest payment period for a specified number of consecutive periods (up to five years), unless an event of default then exists with respect to that series of junior subordinated debentures. No deferral period may extend beyond the maturity date of that series of junior subordinated debentures. During the deferral period, interest will continue to accrue on that series of junior subordinated debentures and deferred interest payments will accrue additional interest, compounded on the same periodic basis upon which interest otherwise accrues, to the extent permitted by law . No interest will be due and payable on that series of junior subordinated debentures until the end of the deferral period, except upon redemption of that series of junior subordinated debentures. Capital One may pay at any time all or any portion of the interest accrued to that point during a deferral period. At the end of the deferral period or at a redemption date, Capital One will be obligated to pay all interest accrued and unpaid (together with interest on the unpaid interest to the extent permitted by applicable law). United States federal income tax consequences and special considerations applicable to any junior subordinated debentures issued to a Capital One Trust for which a deferral period has been elected will be described in the applicable prospectus supplement. During any deferral period, or while Capital One is in default, Capital One will be restricted in its ability to make payments or incur obligations related to its capital stock (which includes its common stock and its preferred stock) or debt securities ranking equally with or not superior in interest to the junior subordinated debentures. See "--Restrictions on Certain Payments."

   Prior to the termination of any deferral period, Capital One may extend the interest payment period, and, after the termination of any deferral period and the payment of all amounts due, Capital One may decide to begin a new deferral period. However, the deferral period may not extend beyond the maturity date of that series of junior subordinated debentures.

   Notice provisions. If the property trustee is the sole holder of the series of junior subordinated debentures held by a Capital One Trust, Capital One will give the junior subordinated indenture trustee and the issuer trustees of that Capital One Trust notice of Capital One's selection of any deferral period one business day prior to the earlier of:

  . the next date distributions on the Class A trust preferred securities of that Capital One Trust are payable; or

  . the date that Capital One Trust is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of its Class A trust preferred securities of the record date or the date any distribution on its Class A trust preferred securities is payable, but in any event at least one business day prior to the record date.

   The property trustee will give notice to the holders of the applicable Class A trust preferred securities if Capital One decides to defer interest payments on a series of the junior subordinated debentures.

   If the property trustee is not the sole holder of the series of junior subordinated debentures held by a Capital One Trust, Capital One will give the holders of the junior subordinated debentures of that series and the junior subordinated indenture trustee notice of Capital One's selection of any deferral period ten business days prior to the earlier of:

  .  the next interest payment date; or

  . the date upon which Capital One is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the junior subordinated debentures of that series of the record date or payment date of any related interest payment, but in any event at least two business days prior to the record date.

   Redemption. The junior subordinated debentures and the applicable securities resolution or supplemental indenture will provide the terms upon which Capital One can redeem any series of junior subordinated debentures at Capital One's option, and will specify a date prior to which Capital One will not be allowed to redeem the junior subordinated debentures of that series and after which Capital One will have the right to redeem the junior subordinated debentures of that series, in whole or in part, upon not less than 30 days' nor more than 60 days' notice to the holders of the junior subordinated debentures of that series at a redemption price or prices stated in the applicable prospectus supplement. In order to redeem the junior subordinated debentures of any series held by a Capital One Trust prior to their stated maturity, Capital One will need to obtain the prior approval of the FRB or Capital One's primary federal banking regulator, if then required.

   If the junior subordinated debentures of a series are redeemed only in part, they will be redeemed pro rata or by lot or by any other method selected by the junior subordinated indenture trustee. If a partial redemption of the junior subordinated debentures of a series would result in delisting from any national securities exchange or other self-regulatory organization on which the Class A trust preferred securities of a Capital One Trust are then listed, Capital One will not be permitted to effect a partial redemption and may only redeem the junior subordinated debentures of that series as a whole.

   Except as otherwise specified in the applicable prospectus supplement and subject to the provisions of the applicable securities resolution or supplemental indenture, if a Tax Event, an Investment Company Event or a Regulatory Capital Event, each as defined below, in respect of a Capital One Trust occurs and is continuing, Capital One has the option to redeem the junior subordinated debentures held by that Capital One Trust, in whole, but not in part, at any time within 90 days after the occurrence of the event. In order to effect such a redemption, Capital One will need to obtain the prior approval of the FRB or Capital One's primary federal banking regulator, if then required. That Capital One Trust will use the proceeds of the redemption to redeem its Class A trust preferred securities and common securities in accordance with their terms.

   However, in the case of an occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event, if Capital One can eliminate, within the 90 day period, the event by taking some action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on Capital One, the relevant Capital One Trust or the holders of the Class A trust preferred securities or the common securities, Capital One will pursue that action instead of redemption. Capital One will have no right to redeem the applicable junior subordinated debentures while the Capital One Trust or the property trustee is pursuing any similar action based on its obligations under the declaration of trust.

   "Tax Event" means that either Capital One or the applicable Capital One Trust will have received an opinion of counsel experienced in such matters, who may be an employee of or counsel to Capital One, the property trustee or any of their affiliates, to the effect that, as a result of any:

  . amendment to or change (including any announced proposed change) in the laws or any regulations under the laws of the United States or any political subdivision or taxing authority, or

  . judicial decision or official administrative pronouncement (including any private letter ruling, technical advice, memorandum or field service advice) or regulatory procedure interpreting or applying the laws or regulations stated above whether or not the pronouncement or decision is issued to or in connection with a proceeding involving Capital One or the Capital One Trust, in each case which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable series of junior subordinated debentures pursuant to the applicable securities resolution or supplemental indenture, there is more than an insubstantial risk that:

  . the Capital One Trust is, or will be within 90 days of the date of the opinion of counsel, subject to United States federal income tax with respect to interest received or accrued on the corresponding junior subordinated debentures;

  . the interest Capital One pays or original issue discount accruing on the corresponding junior subordinated debentures is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for United States federal income tax purposes; or

  . the Capital One Trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

   "Investment Company Event" means that either Capital One or the applicable Capital One Trust will have received an opinion of counsel experienced in such matters, who may be an employee of or counsel to Capital

One, the property trustee or any of their affiliates, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the date of original issuance of the Class A trust preferred securities by the Capital One Trust, there is more than in insubstantial risk that the Capital One Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended.

   "Regulatory Capital Event" means that either Capital One or the applicable Capital One Trust will have received an opinion of counsel experienced in such matters, who may be an employee of or counsel to Capital One, the property trustee or any of their affiliates, to the effect that, as a result of any:

  . amendment to, clarification of or change in applicable laws or regulations or official interpretations thereof or policies with respect thereto, or

  . official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

in each case which amendment, clarification or change is effective or which pronouncement or decision is announced on or after the date of the issuance of the related Class A trust preferred securities, there is more than an insubstantial risk that either: (a) the Class A trust preferred securities will no longer constitute Tier 1 capital of Capital One (treated as if it were a bank holding company) for purposes of the capital adequacy guidelines or policies of the FRB or Capital One's primary federal banking regulator; or (b) the related LLC preferred interests will no longer constitute Tier 1 capital of the Bank for purposes of the capital adequacy guidelines or policies of the FRB or the Bank's primary federal banking regulator.

   Restrictions on Certain Payments. Unless otherwise provided in the applicable prospectus supplement, Capital One will agree, as to each series of junior subordinated debentures issued and sold to a Capital One Trust, that if any of the following conditions apply:

  . at that time an event has occurred (a) of which Capital One has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an event of default under the junior subordinated indenture with respect to the junior subordinated debentures of that series and (b) that Capital One shall not have taken reasonable steps to cure;

  . the junior subordinated debentures of that series are held by a Capital One Trust and Capital One is in default with respect to payment of any obligations under the trust guarantee relating to that Capital One Trust; or

  . Capital One shall have given notice of its intention to begin an interest deferral period and not rescinded the notice, or any deferral period is continuing.

   Capital One will not:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (which includes its common stock and its preferred stock);

  . make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities (including other junior subordinated debentures) that rank equally with or not superior in interest to the junior subordinated debentures; or

  . make any guarantee payments with respect to any of the debt securities of Capital One or any of its subsidiaries if the guarantee ranks equally with or not superior in interest to the junior subordinated debentures.

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   However, during any of the periods identified above, Capital One may do the following:

  . declare dividends or distributions payable in its common stock or options, warrants or rights to subscribe for or purchase shares of its common stock;

  .  make payments under any trust guarantee relating to a Capital One Trust;

  .  make payments under any LLC guarantee relating to a Capital One LLC;

  . purchase or otherwise acquire any Capital One common stock related to the issuance of common stock under any benefit plans for its directors, officers or employees or any dividend reinvestment or stockholder purchase plan;

  . reclassify its common stock or exchange or convert one class or series of its common stock for another class or series of its common stock; and

  . purchase fractional interests in shares of its common stock pursuant to the conversion or exchange provisions of the common stock or the security being converted or exchanged.

   Capital One is not limited in its ability to make any payment of principal of or, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank senior in interest to the junior subordinated debentures or to make any guarantee payments regarding any guarantee by Capital One of the debt securities of Capital One or any of its subsidiaries if that guarantee ranks senior in interest to the junior subordinated debentures.

Determining the Outstanding Debt Securities

   Any junior subordinated debt security owned by Capital One or any other obligor upon the junior subordinated debt securities, or any of their affiliates (other than the applicable Capital One Trust), will be treated as not outstanding under the junior subordinated indenture. (Section 1.1 of the junior subordinated indenture)

   Capital One will consider the following factors in determining whether the holders of the requisite principal amount of outstanding senior or subordinated debt securities have given the proper notice under the applicable indenture:

  . the portion of the principal amount of an original issue discount senior or subordinated debt security that will be deemed to be outstanding will be the portion of the principal amount that would be declared to be due and payable on that date;

  . the principal amount of any indexed security will be the principal face amount of the indexed security determined on the date of its original issuance;

  . the principal amount of any senior or subordinated debt security denominated in one or more foreign currency units shall be the U.S. dollar equivalent based on the applicable exchange rate or rates at the time of sale; and

  . any senior or subordinated debt security owned by Capital One or any other obligor, or any of their affiliates, will be treated as not outstanding. (Section 101 of the senior and subordinated indentures)

Governing Law

   The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustees

   In the normal course of business, Capital One and its subsidiaries conduct banking transactions with the indenture trustees, and the indenture trustees conduct banking transactions with Capital One and its subsidiaries.

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In addition, the junior subordinated indenture trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Capital One or its affiliates, and may otherwise deal with Capital One or its affiliates, as if it were not the junior subordinated indenture trustee.

Agreement by Holders of Junior Subordinated Debt Securities of Certain Tax Treatment

   Each junior subordinated debt security will provide that, by acceptance of the junior subordinated debt securities or a beneficial interest therein, the holders of the junior subordinated debt securities intend and agree to treat those junior subordinated debt securities as indebtedness of Capital One for United States federal, state and local tax purposes.

                        DESCRIPTION OF PREFERRED STOCK

   The following description summarizes the general terms and provisions of Capital One's authorized preferred stock. If Capital One offers preferred stock, it will describe the specific designations and rights of this stock in a prospectus supplement and will file the description with the SEC. Terms which could be included in a prospectus supplement include:

  .  the designation of the preferred stock and the number of shares offered;

  .  the amount of liquidation preference per share;

  .  the price at which the preferred stock will be issued;

  . the dividend rate, or its method of calculation, and the dates on which dividends will be payable;

  . whether the dividends will be cumulative or non-cumulative, and, if cumulative, the dates from which dividends will commence to cumulate;

  .  any redemption or sinking fund provisions of the preferred stock;

  . whether Capital One has elected to offer depositary shares, as described below;

  . the terms and conditions, if any, upon which the preferred stock will be convertible into common stock or other securities; and

  . any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

   Preferred stock will have the dividend, liquidation, and voting rights described below, unless otherwise provided in the applicable prospectus supplement. You should read the prospectus supplement relating to any series of preferred stock for the series' specific terms.

General

   Capital One's Restated Certificate of Incorporation authorizes its Board of Directors, or the Board, to issue one or more series of preferred stock, par value $.01 per share, without the approval of Capital One's stockholders. The Board can also determine the terms, including preferences, conversion and other rights, voting power, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of any preferred stock. Currently, 50,000,000 shares are classified as preferred stock under Capital One's Restated Certificate of Incorporation and no shares of preferred stock are outstanding. Capital One has designated 1,000,000 shares of the preferred stock as cumulative participating junior preferred stock, which may be issued upon the exercise and conversion of certain "Rights," as defined below, which are attached to each share of its common stock. Before issuing a series of preferred stock, the Board will adopt resolutions creating and designating the series of preferred stock.

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   The preferred stock will, when issued, be fully paid and non-assessable and have no preemptive rights. Unless otherwise specified in a prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of the preferred stock. You should read the applicable prospectus supplement relating to any series of preferred stock for that series' specific terms.

Dividend Rights

   Holders of preferred stock will receive, when, as and if declared by the Board, dividends at rates and on the dates described in the applicable prospectus supplement. Each dividend will be payable to the holders of record as they appear on the stock record books of Capital One or, if applicable, the records of the depositary referred to under "--Depositary Shares," on the record dates fixed by the Board or its committee. Dividends on any series of preferred stock may be cumulative or non-cumulative. Capital One's ability to pay dividends on the preferred stock depends on the ability of the Bank and the Savings Bank to pay dividends to Capital One. The ability of Capital One, the Bank and the Savings Bank to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the FRB. See "Capital One Financial Corporation--Supervision, Regulation and Other Matters."

   Capital One will not declare or pay or set apart funds for the payment of dividends on any securities which rank equally with the preferred stock unless Capital One has paid or set apart funds for the payment of dividends on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with any equally ranked securities.

Voting Rights

   Unless indicated in the applicable prospectus supplement relating to a particular series of preferred stock or expressly required by law, the holders of the preferred stock will not have any voting rights.

Rights upon Liquidation

   If Capital One liquidates, dissolves or winds up its affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidating distributions. These will be in the amounts set forth in the applicable prospectus supplement, plus accrued and unpaid dividends and, if the series of the preferred stock is cumulative, accrued and unpaid dividends for all prior dividend periods. If Capital One does not pay in full all amounts payable on any series of preferred stock, the holders of the preferred stock will share proportionately with any equally ranked securities in any distribution of Capital One's assets. After the holders of any series of preferred stock are paid in full, they will not have any further claim to any of Capital One's remaining assets.

   Because Capital One is a holding company, the rights of its stockholders to participate in the assets of any subsidiary, including the Bank, upon the subsidiary's liquidation or recapitalization may be subject to the prior claims of the subsidiary's creditors, except to the extent that Capital One may itself be a creditor with recognized claims against the subsidiary.

Redemption

   A series of preferred stock may be redeemable, in whole or in part, at the option of Capital One or the holder of the stock, and may be subject to mandatory redemption pursuant to a sinking fund, under the terms included in any applicable prospectus supplement.

   In the event of partial redemptions of preferred stock, the Board or its committee will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the Board or its committee determines to be equitable.

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   On and after a redemption date, unless Capital One defaults in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock which were called for redemption. In addition, all rights of holders of the preferred shares will terminate except for the right to receive the redemption price.

Conversion

   The applicable prospectus supplement for any series of preferred stock will state the terms and conditions, if any, on which shares of that series are convertible into Capital One's common stock or other securities, including:

  . the number of shares of common stock or other securities into which the shares of preferred stock are convertible;

  .  the conversion price or manner of calculation;

  .  the conversion period;

  . provisions as to whether conversion will be at the option of the holders of the preferred stock or Capital One, if applicable;

  .  any events requiring an adjustment of the conversion price; and

  . provisions affecting conversion in the event of the redemption of the series of preferred stock.

Depositary Shares

   Capital One may, at its option, elect to offer fractional shares of preferred stock, or "depositary shares," rather than full shares of preferred stock. In that event, Capital One will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement.

   The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Capital One and the depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to all the rights and preferences of the preferred stock, including dividend, voting, redemption, subscription and liquidation rights. The terms of any depositary shares will be set forth in the applicable prospectus supplement and the provisions of the deposit agreement, which will be filed with the SEC.

                          DESCRIPTION OF COMMON STOCK

   Capital One is authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share. As of December 31, 2001, 216,722,883 shares were issued and outstanding. The common stock is traded on the New York Stock Exchange under the symbol "COF." All outstanding shares of common stock are and will be fully paid and non-assessable.
   The following summary is not complete and you should refer to the applicable provisions of the Delaware General Corporation Law and Capital One's Restated Certificate of Incorporation and Bylaws for additional information. See "Where You Can Find More Information."

Voting and Other Rights

   Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. A majority vote is required for all actions to be taken by stockholders, except that directors are elected by a plurality of the votes cast. Stockholders do not have cumulative voting rights in the election of directors, which

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means that the holders of more than 50% of the shares voting in an election of directors can elect all of the directors. Shares of common stock also do not have any preemptive, subscription, redemption, sinking fund or conversion rights.

Distribution

   Common stock dividends are subject to preferences, if any, on any outstanding shares of preferred stock. Dividends must be declared by the Board out of legally available funds. If Capital One liquidates, dissolves or winds up its affairs, common stockholders are entitled to share proportionately in the assets available for distribution to holders of common stock.

Anti-Takeover Legislation

   Capital One is a Delaware corporation and is governed by Section 203 of the Delaware General Corporation Law. This provision generally states that, subject to some exceptions, a corporation cannot engage in any business combination with any "interested stockholder" for three years after the time that the stockholder became an interested stockholder unless the corporation's stockholders approve the business combination. Delaware law defines an interested stockholder to include any person, and its affiliates and associates, that owns 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years prior to the relevant date.

   Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to enter into some business combinations and transactions with a corporation for a three-year period. Although stockholders may elect to exclude a corporation from Section 203's restrictions, Capital One's Restated Certificate of Incorporation and Bylaws do not exclude Capital One from Section 203's restrictions. The provisions of
Section 203 may encourage companies interested in acquiring Capital One to negotiate in advance with the Board, since Section 203 permits the Board, without stockholder approval, to approve a business combination with an interested stockholder or the transaction which causes a person to become an interested stockholder. Business combinations are discussed more fully below.

Capital One's Certificate of Incorporation and Bylaw Provisions

   Certain provisions in Capital One's Restated Certificate of Incorporation and Bylaws could make more difficult or discourage a tender offer, proxy contest or other takeover attempt that is opposed by the Board but which might be favored by the stockholders. The Restated Certificate of Incorporation and Bylaws are filed as exhibits to the registration statement, and certain provisions are summarized below.

   Classified Board of Directors. Capital One's Board, other than directors elected by any series of preferred stock, is divided into three classes of directors, with the classes to be as nearly equal in number as possible. The class of directors elected at each annual meeting is elected for a three-year term. Some practical effects of these classification provisions are the following:

  . It will take at least two annual meetings of stockholders, instead of one, to elect a majority of the Board. This delay ensures that Capital One's directors, if confronted by a stockholder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal and any available alternatives before they act in what they believe to be the best interests of the stockholders. However, even if a change in the composition of the Board would be beneficial to Capital One and its stockholders, it will take at least two annual meetings of stockholders to make this change.

  . A classified Board may discourage third-party proxy contests, tender offers or attempts to obtain control of Capital One. This will happen even if an attempt might be beneficial to Capital One and its

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

     stockholders. Therefore, there is an increased likelihood that incumbent directors will retain their positions.

  . A classified Board discourages accumulations of large blocks of Capital One's stock by purchasers whose objective is to take control of the Board. This could reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks of stock. Stockholders therefore might not have opportunities to sell their shares of common stock at the higher market price that an accumulation of stock could create.

   Number of Directors; Removal; Filling Vacancies. Generally speaking, Capital One's Board must consist of between three and seventeen directors and vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum remains in office. Therefore, unless the Bylaws are amended, the Board could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with the stockholder's own nominees.

   Under Delaware law, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. Capital One's Restated Certificate of Incorporation and Bylaws provide that, subject to the rights of holders of preferred stock to elect directors under specified circumstances, directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of all of the then outstanding shares of stock entitled to vote generally in the election of directors.

   No Stockholder Action by Written Consent; Special Meetings. Subject to the rights of any holders of preferred stock to elect additional directors under specified circumstances, stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent. Under circumstances described in the Bylaws, special meetings of stockholders can be called by the Chairman of the Board or by the Board. Stockholders are not permitted to call a special meeting or to require that the Board call a special meeting. Moreover, any special meeting of stockholders is limited to the business in the notice of the special meeting sent to the stockholders before the meeting.

   The provisions prohibiting stockholder action by written consent and prohibiting stockholders from calling a special meeting could delay consideration of a stockholder proposal until Capital One's next annual meeting. This would prevent the holders of Capital One's stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder cannot force stockholder consideration of a proposal over the opposition of the Chairman and the Board by calling a special meeting of stockholders.

   Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. Only people who are nominated by, or at the direction of, the Board, or by a stockholder who has given proper written notice prior to a meeting at which directors are to be elected, will be eligible for election as directors. Business conducted at an annual meeting is limited to the business brought before the meeting by, or at the direction of, the Chairman, the Board or a stockholder who has given proper notice. A stockholder's notice to Capital One proposing to nominate a person for election as a director must also contain certain information described in the Bylaws. You should refer to Capital One's Bylaws for more information, including the process and timing requirements for a stockholder notice.

   Some of the effects of the provisions described above and in the Bylaws include:

  . the Board will have a longer period to consider the qualifications of the proposed nominees and, if deemed necessary or desirable, to inform stockholders about the qualifications;

  . there will be an orderly procedure for conducting annual meetings of stockholders and informing stockholders, prior to the meetings, of any business proposed to be conducted at the meetings, including any Board recommendations; and

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

  . contests for the election of directors or the consideration of stockholder proposals will be precluded if the procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposal.

   Business Combinations. Certain mergers, share exchanges or sales of Capital One's assets with or to interested stockholders, as defined below, must be approved by the affirmative vote of the holders of at least 75% of the voting stock of Capital One, voting together as a single class. Capital One's Restated Certificate of Incorporation requires this affirmative vote even if no vote is required, or a lesser percentage is specified, by law or any national securities exchange or otherwise. This affirmative vote is not required in two situations. First, it is not required if the business combination has been approved by a majority of uninterested, continuing directors. Second, it is not required if certain price and procedure requirements designed to ensure that Capital One's stockholders receive a "fair price" for their common stock are satisfied. Capital One's Restated Certificate of Incorporation defines an interested stockholder as any person, other than Capital One or any subsidiary of Capital One, who or which:

  . beneficially owns, directly or indirectly, 5% or more of the voting power of the outstanding voting stock;

  . is an affiliate of Capital One and at any time within the two-year period immediately prior to the date in question beneficially owned, directly or indirectly, 5% or more of the voting power of the then outstanding voting stock; or

  . owns any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested stockholder, if the transfer of ownership occurred in the course of a non-public transaction or series of transactions.

   Liability of Directors; Indemnification. A director generally will not be personally liable for monetary damages to Capital One or its stockholders for breach of fiduciary duty as a director. A director may be held liable, however, for the following:

  . any breach of the director's duty of loyalty to Capital One or its stockholders;

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . paying a dividend or approving a stock repurchase in violation of Delaware law; or

  . any transaction from which the director derived an improper personal benefit.

   Capital One indemnifies its officers and directors against lawsuits by third parties to the fullest extent of the law. Capital One may agree with any person to provide an indemnification greater than or different from the indemnification provided by the Restated Certificate of Incorporation.

   Amendments. The Restated Certificate of Incorporation and Bylaws generally may be amended by a majority vote of the stockholders, but some provisions, including some of the provisions discussed above, can only be amended by an 80% vote of the stockholders. This 80% approval requirement prevents a stockholder with only a majority of the common stock from circumventing the requirements of these provisions by simply amending or repealing them. The Restated Certificate of Incorporation further provides that the Bylaws may be amended by the Board.

Rights to Purchase Certain Preferred Shares

   Each share of Capital One's common stock includes an attached "Right." The Right entitles a holder of common stock to purchase from Capital One one three-hundredth of a share of Capital One's cumulative participating junior preferred stock, or the Junior Preferred Shares, at a price of $200 per one three-hundredth of a share, subject to adjustment. Capital One has initially authorized and reserved 1,000,000 Junior Preferred

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

Shares for issuance upon exercise of the Rights. Because of the nature of the Junior Preferred Shares' dividend and liquidation rights, the value of the one three-hundredth interest in a Junior Preferred Share that can be purchased on exercise of each Right should approximate the value of one share of common stock. Initially, the Rights are not exercisable and trade automatically with the common stock. The Rights generally become exercisable, however, and separate certificates representing the Rights will be distributed, if any person or group acquires 15% or more of Capital One's outstanding common stock or a tender offer or exchange offer is announced for Capital One's common stock. The Rights expire on November 29, 2005, unless earlier redeemed by Capital One at $0.01 per Right. Capital One may only redeem the Rights prior to the time that any person or group acquires 15% of the outstanding common stock. Until the Rights become exercisable, the Rights have no dilutive effect on earnings per share. Prior to exercise, a Right will not create any rights as a stockholder of Capital One.

   The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Capital One on terms not approved by the Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board, since Capital One may redeem the Rights prior to the time that a person or group acquires 15% of the outstanding common stock.

Dividend Reinvestment Plan

   In January 1996, Capital One implemented a dividend reinvestment and stock purchase plan. The plan provides stockholders with the opportunity to purchase additional shares of Capital One's common stock by reinvesting all or a portion of their dividends on shares of common stock. It also provides existing stockholders with the option to make cash investments monthly, subject to a minimum monthly limit of $50 and a maximum monthly limit of $5,000. Optional cash investments in excess of $5,000 may be made with Capital One's permission at a discount which will be from 0% to 3%. Capital One uses proceeds from this plan for general corporate purposes.

Transfer Agent

   The transfer agent and registrar for the common stock is First Chicago Trust Company of New York.

           DESCRIPTION OF STOCK PURCHASE CONTRACTS AND EQUITY UNITS

   The applicable prospectus supplement will describe the particular terms of the stock purchase contracts or equity units offered by that prospectus supplement. If Capital One issues any stock purchase contracts or equity units, it will file the form of stock purchase contract and equity unit as exhibits to the registration statement of which this prospectus forms a part and you should read these documents for provisions that may be important to you.

   Capital One may issue stock purchase contracts, including contracts obligating holders to purchase from Capital One, and obligating Capital One to sell to the holders, a specified number of shares of Capital One common stock or other securities at a future date or dates. Capital One may fix the price and number of shares of common stock or other securities subject to the stock purchase contracts at the time Capital One issues the stock purchase contracts or it may provide that the price and number of securities will be determined pursuant to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and senior or subordinated debt securities, Class A trust preferred securities or debt obligations of third parties, including U.S. treasury securities, that secure the obligations of the holders of the units to purchase the common stock or other securities under the stock purchase contracts. We refer to these units as equity units. The stock purchase contracts will require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require Capital One to make periodic payments to the holders of the equity units or vice versa, and those payments may be unsecured or refunded on some basis.

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               DESCRIPTION OF CLASS A TRUST PREFERRED SECURITIES

   The following section describes the general terms and provisions of the Class A trust preferred securities to which any prospectus supplement may relate. The particular terms of the Class A trust preferred securities offered by any Capital One Trust and the extent to which any of these general provisions do not apply to its Class A trust preferred securities will be described in the prospectus supplement relating to that Capital One Trust and its Class A trust preferred securities. For a description of the terms of any Class A trust preferred securities, you should also review both the applicable prospectus supplement and the description of the Class A trust preferred securities set forth in this prospectus before making an investment decision.

   The Class A trust preferred securities of a Capital One Trust will represent non-voting, cumulative, preferred undivided beneficial ownership interests in the assets of that Capital One Trust relating to the junior subordinated debentures owned by that Capital One Trust and, as and to the extent provided in its declaration of trust, the assets of that Capital One Trust relating to the LLC preferred interests (including any Bank deferral period notes and the rights of that Capital One Trust under the related LLC guarantee) held by that Capital One Trust, all as described in the declaration of trust of that Capital One Trust. The holders of the Class A trust preferred securities of a Capital One Trust will be entitled to a preference over holders of other classes of trust preferred securities and over holders of the common securities of that Capital One Trust in specified circumstances with respect to distributions and amounts payable on redemption, dissolution or liquidation. Holders of Class A trust preferred securities of a Capital One Trust will also have certain other benefits as described in the declaration of trust of that Capital One Trust.

   We have summarized selected provisions of the Class A trust preferred securities and each declaration of trust below. The summary is not complete. The form of amended and restated declaration of trust has been filed as an exhibit to the registration statement of which this prospectus forms a part and has been qualified as an indenture under the Trust Indenture Act. You should read the form of amended and restated declaration of trust for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. Each of the Capital One Trusts is a legally separate entity, and the assets of one Capital One Trust are not available to satisfy the obligations of the other Capital One Trusts.

General

   The Class A trust preferred securities of a Capital One Trust will rank senior to, and payments on the Class A trust preferred securities will be made prior to payments on, other classes of trust preferred securities of that Capital One Trust that are issued to Capital One, as described in the applicable prospectus supplement. The Class A trust preferred securities of a Capital One Trust will rank equally with, and payments on the Class A trust preferred securities will be made pro rata with payments on, the common securities of that Capital One Trust except as described under "--Subordination of Other Classes of Trust Preferred Securities and Common Securities." Legal title to the junior subordinated debentures issued to a Capital One Trust will be held by the property trustee in trust for the benefit of the holders of the Class A trust preferred securities of that Capital One Trust and for Capital One as holder of the common securities of that Capital One Trust. Legal title to any LLC preferred interests (and any Bank deferral period notes) and the related LLC guarantee acquired by a Capital One Trust will be held by the property trustee in trust for the benefit of Capital One as holder of any other classes of trust preferred securities of that Capital One Trust and, as and to the extent provided in the declaration of trust of that Capital One Trust, for the benefit of the holders of the Class A trust preferred securities of that Capital One Trust and for Capital One as holder of the common securities of that Capital One Trust. Each trust guarantee agreement Capital One executes for the benefit of the holders of a Capital One Trust's Class A trust preferred securities will be a guarantee on a junior subordinated basis of payment of distributions when due on, or amounts due and payable on redemption, dissolution or liquidation of, those Class A trust preferred securities, but only to the extent that that Capital One Trust has funds legally available to make such payments. See "Description of Trust Guarantees."

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Distributions

   Distributions on the Class A trust preferred securities will be cumulative, will accumulate from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. Except as specified in the applicable prospectus supplement, in the event that any date on which distributions are payable on the Class A trust preferred securities is not a business day, payment of the distribution will be made on the next succeeding day that is a business day (without any interest or other payment in respect of the delay), with the same force and effect as if made on the originally specified date. However, if the next business day is in the next calendar year, payment of distributions will be made on the preceding business day. Each date on which distributions are payable is referred to in this prospectus as a distribution date.

   The distributions on each Class A trust preferred security will be payable at a rate specified in the prospectus supplement for that Class A trust preferred security. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of Class A trust preferred securities are entitled that are not paid when due will accrue interest at the rate per annum specified in the applicable prospectus supplement. Distributions on Class A trust preferred securities as used in this prospectus includes these additional distributions unless otherwise stated.

   Amounts available to each Capital One Trust for distribution to holders of its Class A trust preferred securities will be limited to payments it receives from Capital One under the junior subordinated debentures it holds and, if and to the extent the payments received are insufficient to make the required distributions on its Class A trust preferred securities and its common securities, from payments it receives in respect of any LLC preferred interests (or any Bank deferral period notes) and the related LLC guarantee it holds. Each Capital One Trust will invest the proceeds from the issuance and sale of its common securities and Class A trust preferred securities in a series of junior subordinated debentures, may acquire LLC preferred interests in the corresponding Capital One LLC and the LLC guarantee described below from Capital One in exchange for the issuance by the Capital One Trust of other classes of trust preferred securities to Capital One and may, under specified limited circumstances, acquire Bank deferral period notes from a Capital One LLC in lieu of cash distributions in respect of those LLC preferred interests, but will have no other assets. If Capital One does not make interest payments on the junior subordinated debentures held by a Capital One Trust, any payments received by the Capital One Trust in respect of any LLC preferred interests (or any Bank deferral period notes) it holds will be available to pay distributions on the Class A trust preferred securities of that Capital One Trust. If a Capital One Trust does not hold any LLC preferred interests or does not receive sufficient payments in respect of the LLC preferred interests (or any Bank deferral period notes) it holds, that Capital One Trust will not have funds available to pay distributions on the Class A trust preferred securities of that Capital One Trust, except for funds received from Capital One pursuant to the related LLC guarantee. Capital One has guaranteed the payment of distributions when due on the Class A trust preferred securities of a Capital One Trust, the LLC preferred interests of a Capital One LLC (if and to the extent the Capital One Trust and the Capital One LLC, respectively, have funds legally available for the payment of distributions) and the Bank deferral period notes on a limited basis as set forth under "Description of Trust Guarantees" and "Description of LLC Guarantees."

   Capital One may on one or more occasions defer interest on any series of junior subordinated debentures issued to a Capital One Trust for a specified number of consecutive interest payment periods (up to five years), unless an event of default then exists with respect to that series of junior subordinated debentures. See "Description of Debt Securities--Certain Provisions Relating to Junior Subordinated Debentures Issued to the Capital One Trusts--Option to Defer Interest Payment Date." If Capital One defers interest payments on the corresponding series of junior subordinated debentures held by a Capital One Trust, the Capital One Trust will also defer payments on its Class A trust preferred securities. During the deferral period, the Capital One Trust will not receive cash distributions in respect of LLC preferred interests it holds. Instead, the Capital One Trust will receive Bank deferral period notes, which will mature or be redeemed at the end of the deferral period or, if earlier, upon a dissolution or liquidation of the related Capital One Trust. The Bank deferral period notes will

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accrue interest at a rate equal to the distribution rate in respect of the LLC preferred interests, but this interest will not be payable until the maturity or redemption of the Bank deferral period notes. As a result, distributions will also not be made on any other classes of trust preferred securities of the Capital One Trust during the deferral period.

   Distributions on the Class A trust preferred securities will be payable to the holders as they appear on the register of the Capital One Trust on the relevant record dates, which, as long as the Class A trust preferred securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and to the provisions of the applicable declaration of trust, each distribution payment will be made as described under "Book-Entry Issuance." In the event any Class A trust preferred securities are not in book-entry form, the relevant record date for such Class A trust preferred securities shall be a date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Payment of Expenses

   Pursuant to the junior subordinated indenture, Capital One will agree to pay all debts and obligations (other than distributions on the common securities, the Class A trust preferred securities not covered by the trust guarantee and any other classes of trust preferred securities) and all costs and expenses of the Capital One Trusts and to pay any and all taxes, duties, assessments or other governmental charges (other than United States withholding taxes) imposed by the United States or any other taxing authority. This includes, but is not limited to, all costs and expenses relating to the organization of the Capital One Trusts, the fees and expenses of the property trustee, the Delaware trustee and the administrators and all costs and expenses relating to the operation of the Capital One Trusts. As a result, the net amounts received and retained by a Capital One Trust after paying these fees, expenses, debts and obligations will be equal to the amounts the Capital One Trust would have received and retained had no fees, expenses, debts and obligations been incurred by or imposed on it. Capital One's agreement to pay these obligations is for the benefit of, and shall be enforceable by, any creditor to whom the fees, expenses, debts and obligations are owed, whether or not the creditor has received notice of the agreement. Any creditor may enforce these obligations directly against Capital One, and Capital One will agree to irrevocably waive any right or remedy that would otherwise require that any creditor take any action against the Capital One Trust or any other person before proceeding against Capital One. Capital One will execute such additional documents as may be necessary to give full effect to these agreements.

Redemption

   If Capital One repays or redeems, in whole or in part, any series of junior subordinated debentures that have been issued to a Capital One Trust, whether at maturity or earlier, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount of the Class A trust preferred securities and the common securities of that Capital One Trust. The property trustee will give holders of Class A trust preferred securities and common securities at least 30 but no more than 60 days' notice of the redemption, and the redemption price will be equal to the sum of:

  . the aggregate liquidation amount of the Class A trust preferred securities and common securities being redeemed; plus

  . accrued but unpaid distributions on the redeemed Class A trust preferred securities and common securities to the date of redemption; plus

  . the related amount of the premium, if any, that Capital One pays upon the concurrent redemption of corresponding junior subordinated debentures.

   See "Description of Debt Securities--Certain Provisions Relating to Junior Subordinated Debentures Issued to the Capital One Trusts--Redemption."

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   If Capital One is repaying or redeeming less than all of any series of junior subordinated debentures held by a Capital One Trust on a redemption date, then the proceeds from the repayment or redemption shall be allocated to redeem the Class A trust preferred securities and common securities issued by that Capital One Trust, pro rata. The amount of premium, if any, that Capital One pays to redeem all or any part of any series of junior subordinated debentures held by a Capital One Trust will also be allocated pro rata to the redemption of the Class A trust preferred securities and common securities issued by that Capital One Trust.

   Capital One will have the right to redeem any series of junior subordinated debentures:

  . subject to the conditions (including the receipt of prior approval of the FRB or Capital One's primary federal banking regulator, if then required) described under "Description of Junior Subordinated Debt
     Securities--Certain Provisions Relating to Junior Subordinated Debentures Issued to the Capital One Trusts--Redemption"; or

  .  as may be otherwise specified in the applicable prospectus supplement.

Redemption Procedures

   Except as specified in the applicable prospectus supplement, any Class A trust preferred securities and common securities that are redeemed on any redemption date will be redeemed with the proceeds received by the applicable Capital One Trust from the contemporaneous redemption of the junior subordinated debentures held by that Capital One Trust and, if and to the extent those proceeds are not sufficient to pay the redemption price, by a distribution of any LLC preferred interests held by that Capital One Trust (or of any proceeds received by the Capital One Trust from the contemporaneous redemption of the LLC preferred interests, as the case may be). Redemptions will be made and the redemption price will be payable on each redemption date only to the extent that the related Capital One Trust has cash on hand legally available for the payment of the redemption price. See "--Subordination of Other Classes of Trust Preferred Securities and Common Securities."

   If a Capital One Trust gives a notice of redemption in respect of its Class A trust preferred securities, then, by 2:00 p.m., New York City time, on the redemption date, the property trustee will deposit irrevocably with The Depository Trust Company, or DTC, funds and, if applicable, LLC preferred interests sufficient to pay the redemption price to the extent available. The property trustee will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the Class A trust preferred securities. See "Book-Entry Issuance." If the Class A trust preferred securities are no longer in book-entry form, the property trustee, to the extent available, will irrevocably deposit with the paying agent for the Class A trust preferred securities funds and, if applicable, LLC preferred interests sufficient to pay the redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the Class A trust preferred securities upon surrender of the certificates evidencing their Class A trust preferred securities.

   Except as specified in the applicable prospectus supplement, in the event that any date fixed for redemption of Class A trust preferred securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any delay). However, if the next business day is in the next calendar year, the redemption price will be payable on the preceding business day. In the event that payment of the redemption price in respect of Class A trust preferred securities called for redemption is improperly withheld or refused and not paid either by the Capital One Trust or by Capital One pursuant to the trust guarantee as described under "Description of Trust Guarantees," then:

  . distributions on those Class A trust preferred securities will continue to accrue at the then applicable rate from the redemption date originally established by the Capital One Trust for those Class A trust preferred securities to the date the redemption price is actually paid; and

  . the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

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   Payment of the redemption price of the Class A trust preferred securities and, if applicable, any distribution of LLC preferred interests to holders of Class A trust preferred securities will be made to the applicable record holders thereof as they appear on the register for the Class A trust preferred securities on the relevant record date. The record date will be one business day prior to the relevant redemption date except that if any Class A trust preferred securities are not in book-entry form, the relevant record date for those Class A trust preferred securities will be a date at least 15 days prior to the redemption date as specified in the applicable prospectus supplement.

   If a Capital One Trust redeems less than all of its Class A trust preferred securities and common securities, then the aggregate liquidation amount of Class A trust preferred securities and common securities to be redeemed will be allocated pro rata between the Class A trust preferred securities and common securities based upon their respective aggregate liquidation amounts. Within 60 days of the redemption date, the property trustee will select the Class A trust preferred securities to be redeemed from among the outstanding Class A trust preferred securities not previously called for redemption. The property trustee may use any method of selection it deems to be fair and reasonable.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Class A trust preferred securities, other classes of trust preferred securities or common securities to be redeemed at the holder's registered address.

   Unless Capital One defaults in payment of the redemption price on the junior subordinated debentures of any series, on and after the redemption date, interest will cease to accrue on the junior subordinated debentures of that series or portions thereof (and distributions will cease to accrue (although the redemption price will still be payable) on the Class A trust preferred securities or portions thereof issued by the Capital One Trust that holds junior subordinated debentures of that series) called for redemption.

   If notice of redemption has been given and funds and, if applicable, LLC preferred interests deposited as required, then upon the date of the deposit all rights of the holders of the Class A trust preferred securities called for redemption will cease, except the right to receive the redemption price, but without interest on the redemption price, and the Class A trust preferred securities will cease to be outstanding.

Subordination of Other Classes of Trust Preferred Securities and Common
Securities

   Payments of distributions on, and the redemption price of, other classes of trust preferred securities of each Capital One Trust will be subordinated to all payments on the Class A trust preferred securities. Payment of distributions on, and the redemption price of, each Capital One Trust's Class A trust preferred securities and common securities, as applicable, will be made pro rata based upon their respective aggregate liquidation amounts. However, if on any distribution date or redemption date an event of default with respect to any junior subordinated debenture held by a Capital One Trust has occurred and is continuing, then that Capital One Trust will not pay any distribution on, or redemption price of, any of that Capital One Trust's common securities, and will not make any other payment on account of the redemption, liquidation or other acquisition of those common securities, unless:

  . all accrued and unpaid distributions on all of the Capital One Trust's outstanding Class A trust preferred securities are paid in full in cash in the first instance and, thereafter, by distribution of LLC preferred interests held by the Capital One Trust, for all distribution periods terminating on or prior to any payment on the common securities;

  . in the case of a payment of the redemption price, the full amount of the redemption price on all of the Capital One Trust's outstanding Class A trust preferred securities then called for redemption shall have been paid or provided for; and

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

  . all funds and, if applicable, LLC preferred interests available to the Capital One Trust will first be applied to the payment in full of all distributions on, or redemption price of, the Capital One Trust's Class A trust preferred securities then due and payable.

   In the case of any event of default with respect to any series of junior subordinated debentures held by a Capital One Trust, Capital One (as holder of the Capital One Trust's common securities and other classes of trust preferred securities) will be deemed to have waived any right to act with respect to the event of default under the applicable declaration of trust until the effect of all events of default with respect to those junior subordinated debentures has been cured, waived or otherwise eliminated. Until any events of default with respect to those junior subordinated debentures have been cured, waived or otherwise eliminated, the property trustee will be required to act solely on behalf of the holders of the Class A trust preferred securities and not on Capital One's behalf as holder of the Capital One Trust's common securities and other classes of trust preferred securities, and only the holders of those Class A trust preferred securities will have the right to direct the property trustee to act on their behalf.

Voluntary Dissolution by Capital One

   Unless otherwise specified in the applicable prospectus supplement, Capital One will have the right to dissolve a Capital One Trust at any time and, after satisfaction of any liabilities to creditors of that Capital One Trust as provided by applicable law, to cause the junior subordinated debentures held by that Capital One Trust to be distributed to the holders of the Class A trust preferred securities and common securities and, if and to the extent this distribution is not sufficient to make the required liquidating distribution in accordance with its declaration of trust, to cause the proceeds received by that Capital One Trust from the redemption of any Bank deferral period notes then held by that Capital One Trust and, thereafter, any LLC preferred interests held by that Capital One Trust to be distributed to the holders of the Class A trust preferred securities and common securities, all in liquidation of that Capital One Trust. Capital One, as holder of any other classes of trust preferred securities issued by that Capital One Trust, will receive from the Capital One Trust any remaining redemption proceeds and LLC preferred interests in liquidation of the Capital One Trust.

   If provided in the applicable prospectus supplement, Capital One will have the right to extend or shorten the maturity of any series of junior subordinated debentures at the time that Capital One exercises its right to elect to dissolve a Capital One Trust and cause the junior subordinated debentures and, as and to the extent described above, redemption proceeds in respect of Bank deferral period notes and, thereafter, LLC preferred interests held by that Capital One Trust to be distributed to the holders of the Class A trust preferred securities, other classes of trust preferred securities and common securities in liquidation of that Capital One Trust. However, Capital One can extend or shorten the maturity only if the conditions specified in the applicable prospectus supplement are met at the time the election is made and at the time of the change.

   After the liquidation date fixed for any distribution of junior subordinated debentures and, if applicable, any LLC preferred interests to the holders of Class A trust preferred securities:

  . those Class A trust preferred securities will no longer be deemed to be outstanding;

  . DTC, or its nominee, as the record holder of the Class A trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debentures and, if applicable, LLC preferred interests to be delivered in the distribution;

  . Capital One will use its reasonable efforts to list the junior subordinated debentures, and if applicable, LLC preferred interests on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization as the Class A trust preferred securities are then listed; and

  . any certificates representing Class A trust preferred securities not held by DTC or its nominee will be deemed to represent the junior subordinated debentures and, if applicable, LLC preferred interests having

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

     a principal amount and, if applicable, liquidation amount, respectively, equal, in the aggregate, to the liquidation amount, and having an interest rate and distribution rate, respectively, equal to the distribution rate of the Class A trust preferred securities, and, in the case of the junior subordinated debentures, bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the Class A trust preferred securities until the certificates are presented to the administrators or their agent for transfer or reissuance.

   Capital One cannot predict the market prices for the Class A trust preferred securities or the junior subordinated debentures or LLC preferred interests that may be distributed in exchange for Class A trust preferred securities. As a result, the Class A trust preferred securities that an investor may purchase, or the junior subordinated debentures or LLC preferred interests that an investor may receive on dissolution and liquidation of a Capital One Trust, may trade at a lower price than the investor paid to purchase the Class A trust preferred securities.

Liquidation Distribution upon Dissolution

   Unless otherwise specified in the applicable prospectus supplement, pursuant to each declaration of trust, each Capital One Trust will automatically dissolve upon the first to occur of:

  . specified events relating to Capital One's bankruptcy, dissolution or liquidation;

  . Capital One's written direction to the property trustee, as depositor, to dissolve the Capital One Trust as described above (which direction is optional and wholly within Capital One's discretion as depositor);

  . the redemption of all of the Capital One Trust's Class A trust preferred securities, other classes of trust preferred securities and common securities; or

  . the entry of an order for the dissolution of the Capital One Trust by a court of competent jurisdiction.

   If a dissolution occurs for any reason other than the redemption of all of the Class A trust preferred securities, other classes of trust preferred securities and common securities, the Capital One Trust will be wound up by the property trustee as expeditiously as the issuer trustees determine to be possible. Except as provided in the next sentence, the issuer trustees will distribute (after satisfaction of any liabilities to creditors of such Capital One Trust as provided by applicable law) to the holders of such Class A trust preferred securities and common securities the corresponding junior subordinated debentures and, as and to the extent described above, the proceeds received by that Capital One Trust from the redemption of any Bank deferral period notes then held by the Capital One Trust and, thereafter, LLC preferred interests. Capital One, as holder of any other classes of trust preferred securities, will receive from the Capital One Trust any remaining redemption proceeds and LLC preferred interests. However, if such a distribution is determined by the property trustee not to be practical, the holders of the Class A trust preferred securities will be entitled to receive out of the assets of the Capital One Trust available for distribution to holders (after satisfaction of any liabilities to creditors of the Capital One Trust as provided by applicable law) a liquidation distribution in an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions thereon to the date of payment. If the liquidation distribution can be paid only in part because the Capital One Trust has insufficient assets legally available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Capital One Trust on its Class A trust preferred securities will be paid on a pro rata basis.

   As the holder of the Capital One Trust's common securities, Capital One will be entitled to receive distributions upon any dissolution pro rata with the holders of its Class A trust preferred securities and senior to the holders of its other classes of trust preferred securities. However, if an event of default relating to the junior subordinated debentures held by a Capital One Trust has occurred and is continuing, the holders of that Capital One Trust's Class A trust preferred securities will have a priority over the holders of its common securities. As the holder of any other classes of trust preferred securities of the Capital One Trust, Capital One will be entitled upon any dissolution to receive the proceeds received by that Capital One Trust from the redemption of any Bank deferral period notes then held by that Capital One Trust and the LLC preferred interests, except as described above.

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

Additional Amounts

   If at any time a Capital One Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States or any other taxing authority, then Capital One will be required to pay additional amounts on the junior subordinated debt securities held by that Capital One Trust. The additional amounts will be sufficient so that the net amounts received and retained by the Capital One Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Capital One Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the Capital One Trust will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges.

Events of Default; Notice

   Any one of the following events constitutes an event of default under each declaration of trust, which we refer to as a trust event of default, with respect to the Class A trust preferred securities issued by a Capital One Trust thereunder (whatever the reason for the trust event of default):

  . an event of default with respect to the junior subordinated debentures issued under the junior subordinated indenture to the Capital One Trust occurs (see "Description of Debt Securities--Events of Default");

  . the property trustee does not pay any distribution within 30 days of its due date, provided no deferral period is continuing;

  . the property trustee does not pay any redemption price of any trust preferred security when it becomes due and payable;

  . an issuer trustee defaults in the performance of, or breaches, in any material respect, any covenant or warranty of the issuer trustees in the declaration of trust (other than a default in the payment of any distribution or any redemption price as provided above), and that default or breach continues for a period of 90 days after there has been given, by registered or certified mail, to the defaulting issuer trustee by the holders of at least 25% in aggregate liquidation amount of the outstanding Class A trust preferred securities of the Capital One Trust, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "notice of default" under the declaration of trust; or

  . the property trustee files for bankruptcy or certain other events in bankruptcy or insolvency occur and a successor property trustee is not appointed within 60 days.

   The property trustee is required to promptly transmit notice of the trust event of default to the holders of the Capital One Trust's Class A trust preferred securities, to the administrators and to Capital One, as depositor, unless the trust event of default has been cured or waived.

Rights of Holders of Class A Trust Preferred Securities upon an Event of Default

   If an event of default with respect to the corresponding junior subordinated debentures has occurred and is continuing then under the applicable declaration of trust the rights of the holders of the common securities (in addition to other classes of trust preferred securities) of the applicable Capital One Trust will be subordinated to the rights of the holders of the Class A trust preferred securities of that Capital One Trust to the extent described above under the heading "--Subordination of Other Classes of Preferred Securities and Common Securities." See also "--Liquidation Distribution upon Dissolution." The existence of a trust event of default with respect to a Capital One Trust does not entitle the holders of Class A trust preferred securities issued by that Capital One Trust to cause the redemption or accelerate the maturity of the Class A trust preferred securities.

   If a trust event of default exists with respect to the corresponding junior subordinated debentures, the holders of Class A trust preferred securities of the applicable Capital One Trust will rely on the property trustee's

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

enforcement of its rights against Capital One as a holder of the junior subordinated debentures issued to that Capital One Trust. In addition, the holders of a majority in liquidation amount of the Class A trust preferred securities of that Capital One Trust may direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any right or power conferred upon the property trustee under its declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated debentures.

   If the property trustee fails to enforce its rights under the applicable series of junior subordinated debentures, any holder of the applicable Class A trust preferred securities may institute a legal proceeding directly against Capital One to enforce the property trustee's rights without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, if a trust event of default exists due to the failure of Capital One to make payments on the applicable junior subordinated debentures when due, then any holder of the applicable Class A trust preferred securities may bring a direct action against Capital One. This means that a holder of the applicable Class A trust preferred securities may directly institute a legal proceeding against Capital One for enforcement of payment to that holder of amounts due on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the Class A trust preferred securities of that holder. The holder need not first:

  . direct the property trustee to enforce the terms of the corresponding junior subordinated debentures; or

  . institute a legal proceeding directly against Capital One to enforce the property trustee's rights under the corresponding junior subordinated debentures.

   In connection with any direct action, Capital One, as holder of the common securities of the applicable Capital One Trust, will be subrogated to the rights of that holder of Class A trust preferred securities under the applicable declaration of trust to the extent of any payment made by Capital One to that holder.

Waiver

   Holders of a majority in aggregate liquidation amount of the then outstanding Class A trust preferred securities issued by a Capital One Trust may, on behalf of all holders of Class A trust preferred securities issued by that Capital One Trust, waive any past trust event of default under its declaration of trust, except a trust event of default involving a default in payments in respect of the common securities or other classes of trust preferred securities of that Capital One Trust (in which case holders of the common securities or the other classes of trust preferred securities will have that right).

Removal of Issuer Trustees

   Capital One as the holder of the common securities of a Capital One Trust may remove either issuer trustee at any time, unless an event of default with respect to junior subordinated debentures held by that Capital One Trust has occurred and is continuing. If a trust event of default resulting from an event of default with respect to junior subordinated debentures held by that Capital One Trust has occurred and is continuing, the property trustee and the Delaware trustee may be removed or replaced by the holders of a majority in aggregate liquidation amount of the outstanding Class A trust preferred securities of that Capital One Trust. In no event will the holders of the Class A trust preferred securities have the right to vote to appoint, remove or replace the administrators. That right belongs exclusively to Capital One as the holder of the common securities. No resignation or removal of an issuer trustee and no appointment of a successor issuer trustee will be effective until the successor trustee accepts its appointment in accordance with the provisions of the applicable declaration of trust.

Merger or Consolidation of Issuer Trustees

   Any corporation into which a property trustee or a Delaware trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger,

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conversion or consolidation to which such trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under each declaration of trust, provided such corporation shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Capital One Trusts

   A Capital One Trust may not merge or consolidate with or into, convert into, amalgamate with or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below, as described in "--Liquidation Distribution upon Dissolution" or as described in the applicable prospectus supplement with respect to the Class A trust preferred securities. A Capital One Trust may, at Capital One's request, with the consent the holders of a majority in aggregate liquidation amount of its outstanding Class A trust preferred securities, merge or consolidate with or into, amalgamate with or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of the State of Delaware, provided:

  . the successor entity either (a) expressly assumes all of the obligations of the Capital One Trust with respect to its Class A trust preferred securities or (b) substitutes for the Class A trust preferred securities other successor securities having substantially the same terms as the Class A trust preferred securities so long as the successor securities rank the same as the Class A trust preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

  . Capital One expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

  . the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Class A trust preferred securities are then listed;

  . the action does not cause the Class A trust preferred securities (including any successor securities) to be downgraded by a nationally recognized statistical rating organization;

  . the action does not adversely affect the rights, preferences and privileges of the holders of the Class A trust preferred securities (including any successor securities) in any material respect;

  . the successor entity has a purpose substantially similar to that of the Capital One Trust;

  . prior to the action, the property trustee has received an opinion of counsel experienced in such matters, who may be an employee of or counsel to Capital One, the property trustee or any of their affiliates, to the effect that:

      -- the action does not adversely affect the rights, preferences and privileges of the holders of the Class A trust preferred securities (including any successor securities) in any material respect;

      -- following the action, neither the Capital One Trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

      -- the action will not cause the Capital One Trust or the successor entity to be classified as an association that is taxable as a corporation for United States federal income tax purposes; and

  . Capital One or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the trust guarantees.

   Notwithstanding the general provisions described above, a Capital One Trust will not, except with the consent of holders of 100% in aggregate liquidation amount of the outstanding Class A trust preferred securities, merge with or into, consolidate, amalgamate with or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate or

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merge with or into or replace it if such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease would cause the Capital One Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Each Declaration of Trust

   The holders of the Class A trust preferred securities will have only the voting rights described below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Capital One Trusts" above and "Description of Trust Guarantees--Amendments and Assignment," plus any voting rights required by law.

   Each declaration of trust may be amended from time to time by Capital One and the property trustee, without the consent of the holders of the applicable Class A trust preferred securities:

  . to cure any ambiguity, correct or supplement any provisions in the declaration of trust that may be inconsistent with any other provision, or to address matters or questions arising under the declaration of trust in a way which is consistent with the other provisions of the declaration of trust; or

  . to modify, eliminate or add to any provisions of the declaration of trust if necessary to ensure that the Capital One Trust will be classified for United States federal income tax purposes as a grantor trust or to ensure that the Capital One Trust will not be required to register as an "investment company" under the Investment Company Act.

   However, the action must not adversely affect in any material respect the interests of any holder of Class A trust preferred securities, other classes of trust preferred securities or common securities of the Capital One Trust. The property trustee will give notice of any amendment of the declaration of trust to the holders of the Class A trust preferred securities, other classes of trust preferred securities and common securities of the Capital One Trust.

   Each declaration of trust may be amended by Capital One and the property trustee with:

  . the consent of holders representing not less than a majority in aggregate liquidation amount of the outstanding Class A trust preferred securities of the applicable Capital One Trust; and

  . receipt by the property trustee of an opinion of counsel experienced in such matters, who may be an employee of or counsel to Capital One, the property trustee or any of their affiliates, to the effect that the amendment or the exercise of any power granted to the issuer trustees in accordance with the amendment will not affect the applicable Capital One Trust's status as a grantor trust for United States federal income tax purposes or the Capital One Trust's exemption from status as an "investment company" under the Investment Company Act.

   However, without the consent of each affected holder of Class A trust preferred securities, other classes of trust preferred securities and common securities of the applicable Capital One Trust, no amendment may:

  . change the amount or timing of any distribution on the Class A trust preferred securities, other classes of trust preferred securities or common securities of the Capital One Trust or otherwise adversely affect the amount of any distribution required to be made in respect of the Class A trust preferred securities, other classes of trust preferred securities or common securities of the Capital One Trust as of a specified date; or

  . restrict the right of a holder of Class A trust preferred securities, other classes of trust preferred securities or common securities of the Capital One Trust to institute a legal proceeding against Capital One for the enforcement of any distribution payment.

   The property trustee is required to promptly notify each holder of Class A trust preferred securities of the Capital One Trust whenever the property trustee is notified of an event of default with respect to the

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corresponding junior subordinated debentures, unless the event of default has been cured or waived. Furthermore, so long as any junior subordinated debentures are held by the property trustee and an event of default with respect to the junior subordinated debentures is continuing, the junior subordinated indenture trustee is not permitted to:

  . direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated indenture trustee under the junior subordinated indenture, or execute any trust or power conferred on the property trustee with respect to the junior subordinated debentures;

  . waive any past default that is waivable under the junior subordinated indenture governing the junior subordinated debentures;

  . exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures shall be due and payable; or

  . give a required consent to any amendment, modification or termination of the junior subordinated indenture, the applicable securities resolution or supplemental indenture or the junior subordinated debentures unless, in each case, they first obtain the approval of the holders of a majority in aggregate liquidation amount of all outstanding Class A trust preferred securities of the Capital One Trust. However, where the junior subordinated indenture requires the consent of each affected holder of junior subordinated debentures, the property trustee cannot give the consent without first obtaining the consent of each holder of the Class A trust preferred securities of the Capital One Trust. The property trustee cannot revoke any action previously authorized or approved by a vote of the holders of the Class A trust preferred securities of the Capital One Trust except by subsequent vote of the holders of those Class A trust preferred securities.

   In addition to obtaining approval of the holders of the Class A trust preferred securities of the Capital One Trust as described above, the property trustee is required to obtain an opinion of counsel to the effect that the proposed action will not cause the Capital One Trust to be classified as a corporation for United States federal income tax purposes.

   Any required approval of holders of Class A trust preferred securities may be given either at a meeting of holders of Class A trust preferred securities or pursuant to a written consent without a meeting and without prior notice. The property trustee must notify record holders of Class A trust preferred securities of any meeting in the manner set forth in each declaration of trust.

   No vote or consent of the holders of Class A trust preferred securities will be required for a Capital One Trust to redeem and cancel its Class A trust preferred securities in accordance with its declaration of trust.

   Whenever holders of Class A trust preferred securities are entitled to vote or consent under any of the circumstances described above, neither Capital One nor the issuer trustees will be permitted to vote Class A trust preferred securities held by them. For purposes of any vote or consent, any of the Class A trust preferred securities that Capital One owns (or that are owned by the issuer trustees or Capital One's affiliates) will be treated as if they were not outstanding.

Payment and Paying Agency

   The depositary for the Class A trust preferred securities will make payments in respect of the Class A trust preferred securities by crediting the relevant accounts at the depositary on the applicable distribution dates. If any Class A trust preferred securities of a Capital One Trust are not held by the depositary, then the paying agent will mail checks to registered holders of the Class A trust preferred securities as their addresses appear on its register. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators and

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

to Capital One. The paying agent can resign upon 30 days' written notice to the property trustee and to Capital One. If the property trustee resigns as paying agent, the property trustee will appoint a bank or trust company acceptable to the administrators to act as paying agent.

Registrar and Transfer Agent

   Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will act as registrar and transfer agent for the Class A trust preferred securities.

   Each Capital One Trust will register transfers of its Class A trust preferred securities without charge, but will require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Capital One Trusts will not register transfers of their Class A trust preferred securities after the relevant Class A trust preferred securities are called for redemption.

Information Concerning the Property Trustee

   The property trustee undertakes to perform only the duties that are specifically set forth in each declaration of trust, other than during the continuance of a trust event of default. During a trust event of default, the property trustee is required to exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee has no obligation to exercise any of its powers under the applicable declaration of trust at the request of any holder of Class A trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur by doing so. If no trust event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action or construe ambiguous provisions in the applicable declaration of trust or is unsure of the application of any provision of the applicable declaration of trust, then Capital One will have the right to tell the property trustee which action to take unless the matter is one on which holders of the applicable Class A trust preferred securities are entitled to vote. If Capital One does not give any directions, the property trustee will take whatever action it deems advisable and in the best interests of the holders of the Class A trust preferred securities and common securities of that Capital One Trust. The property trustee will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

   The property trustee and the administrators are authorized and directed to operate each Capital One Trust in such a way that:

  .  the Capital One Trust will not be:

      -- deemed to be an "investment company" required to be registered under the Investment Company Act; or

      -- classified as an association taxable as a corporation for United
         States federal income tax purposes; and

  . the junior subordinated debentures will be treated as Capital One's indebtedness for United State federal income tax purposes.

   Holders of the Class A trust preferred securities have no preemptive or similar rights.

   No Capital One Trust may borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

   The declarations of trust will be governed by, and construed in accordance with, the laws of the State of Delaware.

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                        DESCRIPTION OF TRUST GUARANTEES

   When the Class A trust preferred securities are issued by a Capital One Trust, Capital One will execute and deliver a trust guarantee agreement for the benefit of the holders of the Class A trust preferred securities of that Capital One Trust. Each trust guarantee agreement will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as trust guarantee trustee under each trust guarantee agreement for the purposes of compliance with the Trust Indenture Act, and will hold that trust guarantee for the benefit of the holders of the related Capital One Trust's Class A trust preferred securities.

   We have summarized certain provisions of the trust guarantees below. The summary is not complete. The form of the trust guarantee agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the trust guarantee agreement for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. Reference in the summary to Class A trust preferred securities means that those Class A trust preferred securities of a Capital One Trust to which a trust guarantee relates.

General

   Capital One will irrevocably and unconditionally agree to pay the guarantee payments to the holders of the Class A trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the related Capital One Trust may have or assert other than the defense of payment. Capital One's obligations under each trust guarantee will rank equal to the corresponding series of junior subordinated debentures and will be junior and subordinated to Capital One's Senior Debt and Capital One's senior subordinated debt securities. The guarantee payments include the following, to the extent not paid by or on behalf of the related Capital One Trust:

  . any accrued and unpaid distributions required to be paid on the Class A trust preferred securities, but only if and to the extent that the applicable Capital One Trust has funds on hand legally available for the distributions at that time;

  . the redemption price and all accrued and unpaid distributions with respect to any Class A trust preferred securities called for redemption, if and to the extent that the redemption price becomes subject to distribution and the applicable Capital One Trust has funds on hand legally available to pay the redemption price at that time; and

  . upon a dissolution, winding up or liquidation of a Capital One Trust (unless the corresponding junior subordinated debentures and LLC preferred interests, if applicable, are distributed to the holders of the Class A trust preferred securities), the lesser of:

      -- the liquidation distribution that becomes subject to distribution; and

      -- the amount of assets of the applicable Capital One Trust remaining legally available for distribution to holders of its Class A trust preferred securities.

   Capital One's obligation to make a guarantee payment may be satisfied either by Capital One's direct payment of the required amounts to the holders of the applicable Class A trust preferred securities or by causing the related Capital One Trust to pay them.

   Each trust guarantee will be an irrevocable guarantee on a junior subordinated basis of the related Capital One Trust's obligations in respect of the Class A trust preferred securities, but will apply only to the extent that the related Capital One Trust has funds sufficient to make the required payments. If Capital One does not make interest payments on the junior subordinated debentures held by a Capital One Trust prior to the Capital One Trust receiving distributions in respect of any LLC preferred interests, any Bank deferral period notes or the

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

related LLC guarantee that it holds, the Capital One Trust will be entitled to enforce its rights against Capital One in respect of the junior subordinated debentures and use the distributions, if any, to make payments of the distributions on the Class A trust preferred securities.

   Capital One has also agreed to guarantee the obligations of the Capital One LLC with respect to the LLC preferred interests to the extent distributions are declared and the Capital One LLCs have funds on hand legally available to make the distributions, and the obligations of the Bank with respect to any Bank deferral period notes to the extent payment of principal and accrued interest becomes due upon redemption or maturity. See "Description of the LLC Guarantees." However, if these distributions in respect of any LLC preferred interests and these payments in respect of any Bank deferral period notes are not sufficient, the Capital One Trust will not be able to pay distributions on its Class A trust preferred securities, except for funds received from Capital One pursuant to the related LLC guarantee.

   A trust guarantee, when taken together with Capital One's obligations under the related series of junior subordinated debentures held by a Capital One Trust, the junior subordinated indenture and the related declaration of trust, including Capital One's obligation to pay costs, expenses, debts and liabilities of that Capital One Trust as described in this prospectus, and the related LLC guarantee, including Capital One's obligation to pay or cause to be paid costs, expenses, debts and liabilities of the relived Capital One LLC as described in this prospectus and the applicable prospectus supplement, will provide a full and unconditional guarantee on a subordinated basis of payments due on the Class A trust preferred securities.

Status of the Trust Guarantees

   Each trust guarantee will constitute Capital One's unsecured obligation and will rank subordinate and junior in right of payment to all of Capital One's Senior Debt and Capital One's senior subordinated debt securities.

   Each trust guarantee will rank equally with all other trust guarantees that Capital One issues with respect to Class A trust preferred securities issued by the Capital One Trusts and all other LLC guarantees that Capital One issues with respect to the LLC preferred interests issued by the Capital One LLCs and the Bank deferral period notes distributed in respect of those LLC preferred interests. Each trust guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against Capital One as the guarantor to enforce its rights under the trust guarantee without first instituting a legal proceeding against anyone else). Each trust guarantee will be held for the benefit of the holders of the related Class A trust preferred securities. Each trust guarantee will be discharged only by payment of the guarantee payments in full (to the extent not paid by the Capital One Trust) or by distribution of the corresponding junior subordinated debentures and/or the LLC preferred interests, if applicable, to the holders of the Class A trust preferred securities. None of the trust guarantees places a limitation on the amount of additional Senior Debt, subordinated indebtedness or junior subordinated indebtedness that Capital One may incur. Capital One expects from time to time to incur additional indebtedness constituting Senior Debt, subordinated debt securities and junior subordinated debt securities.

Amendments and Assignment

   Except with respect to any changes which do not adversely affect the rights of holders of the related Class A trust preferred securities in any material respect (in which case no vote will be required), no trust guarantee may be amended without the prior approval of the holders of not less than a majority in aggregate liquidation amount of the related outstanding Class A trust preferred securities. The manner of obtaining any required approval will be as set forth under "Description of Class A Trust Preferred Securities--Voting Rights; Amendment of Each Declaration of Trust." All guarantees and agreements contained in each trust guarantee agreement will bind Capital One's successors, assigns, receivers, trustees and representatives and will benefit the holders of the related Class A trust preferred securities then outstanding. Except with respect to certain consolidations or mergers involving Capital One or sales by Capital One of all or substantially all of its assets permitted under the

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junior subordinated indenture, Capital One may not assign its obligations under any trust guarantee agreement without the prior approval of the holders of not less than a majority in aggregate liquidation amount of the related outstanding Class A trust preferred securities.

Events of Default

   Capital One will be in default under any trust guarantee agreement if (a) Capital One does not make required payments or (b) Capital One has not performed its other obligations under that trust guarantee agreement and has not cured that failure within 90 days.

   The holders of a majority in aggregate liquidation amount of the related Class A trust preferred securities have the right:

  . to direct the time, method and place of conducting any proceeding for any remedy available to the trust guarantee trustee in respect of the trust guarantee agreement; or

  . to direct the exercise of any power conferred upon the trust guarantee trustee under the trust guarantee agreement.

   Holders of a majority in aggregate liquidation amount of the related Class A trust preferred securities also have the right to waive any past event of default and its consequences.

   If the trust guarantee trustee fails to enforce its rights under the trust guarantee agreement after a holder of the applicable Class A trust preferred securities has made a written request, any holder of Class A trust preferred securities may institute a legal proceeding directly against Capital One to enforce the trust guarantee trustee's rights under the trust guarantee agreement without first instituting a legal proceeding against the trust guarantee trustee, the related Capital One Trust, or anyone else. In addition, if Capital One has failed to make a payment when due under the trust guarantee agreement, a holder of the applicable Class A trust preferred securities may directly institute a proceeding against Capital One for enforcement of the trust guarantee agreement for such payment.

   As guarantor, Capital One is required to file annually with the trust guarantee trustee a certificate stating whether or not Capital One is in compliance with all the conditions and covenants applicable to Capital One under the applicable trust guarantee agreement.

Information Concerning the Trust Guarantee Trustee

   The trust guarantee trustee will perform only the duties that are specifically set forth in each trust guarantee agreement, other than during the occurrence and continuance of a default by Capital One in performance of any trust guarantee. During a default by Capital One, the trust guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision and so long as no default under the applicable trust guarantee agreement has occurred and is continuing, the trust guarantee trustee is under no obligation to exercise any of the powers vested in it by any trust guarantee agreement at the request of any holder of any Class A trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur by doing so.

Termination of the Trust Guarantees

   Each trust guarantee will terminate upon full payment of the redemption price of the related Class A trust preferred securities, upon full payment of the amounts payable upon liquidation of the related Capital One Trust or upon distribution of corresponding junior subordinated debentures and, if applicable, LLC preferred interests to the holders of the related Class A trust preferred securities. Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Class A trust preferred securities must restore payment of any sums paid under the Class A trust preferred securities or the trust guarantee.

Governing Law

   The trust guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

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                    DESCRIPTION OF LLC PREFERRED INTERESTS

   The following section describes the general terms and provisions of the LLC preferred interests to which any prospectus supplement may relate. The particular terms of the LLC preferred interests issued and sold by any Capital One LLC and the extent to which any of these general provisions do not apply to its LLC preferred securities will be described in the prospectus supplement relating to that Capital One LLC and its LLC preferred interests. For a description of the terms of any of the LLC preferred interests, you should also review both the prospectus supplement relating to that LLC preferred interests and the description of the LLC preferred interests set forth in this prospectus before making an investment decision.

   The LLC preferred interests of a Capital One LLC will be non-voting, non-cumulative, perpetual preferred limited liability company interests in that Capital One LLC, the terms of which will be set forth in its LLC agreement. Capital One has summarized selected provisions of the LLC preferred interests and each LLC agreement below. The summary is not complete. The form of LLC agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the form of LLC agreement for provisions that may be important to you. Each of the Capital One LLCs is a legally separate entity, and the assets of one Capital One LLC are not available to satisfy the obligations of the other Capital One LLCs.

General

   When issued, the LLC preferred interests will be validly issued, and no additional payments will be required pursuant to the Delaware Limited Liability Company Act for the LLC preferred interests to represent limited liability company interests in the related Capital One LLC. The holders of the LLC preferred interests will have no preemptive rights with respect to any limited liability company interests in the Capital One LLCs or any other securities of the Capital One LLCs convertible into or carrying rights or options to purchase any securities. The LLC preferred interests will not be convertible into or exchangeable for the LLC common interests or any other class of limited liability company interests in the Capital One LLCs and will not be subject to any sinking fund or other obligation of the Capital One LLCs for their repurchase or retirement. The Capital One LLCs will be precluded by the LLC agreements from issuing any equity interests in the Capital One LLCs of any class except for the LLC common interests and the LLC preferred interests. Accordingly, the Capital One LLCs may not issue any equity securities that rank senior to LLC preferred interests.

   The LLC preferred interests will ultimately be owned by a Capital One Trust, which will receive the LLC preferred interests from Capital One in exchange for a class of trust preferred securities other than the Class A trust preferred securities. Each LLC guarantee agreement Capital One executes for the benefit of a Capital One Trust will be a guarantee on a junior subordinated basis of payments of distributions due and payable on, or amounts due and payable on redemption, dissolution or liquidation of, the LLC preferred interests, but only to the extent that that Capital One LLC has funds legally available to make such payments. See "Description of LLC Guarantees."

Distributions

   Distributions on the LLC preferred interests will be payable, when, as and if declared by the Bank, as managing member of the related Capital One LLC, on a non-cumulative basis from the date of original issuance and will be payable on the distribution dates specified in the applicable prospectus supplement. Except as specified in the applicable prospectus supplement, in the event that any distribution date in respect of the LLC preferred interests is not a business day, payment of the distribution will be made on the next succeeding day that is a business day (without any interest or other payment in respect of the delay), with the same force and effect as if made on the originally specified date. However, if the next business day is in the next calendar year, payment of distributions will be made on the preceding business day.

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   The distributions on each LLC preferred interest will be payable, when, as and if declared, at a rate specified in the prospectus supplement for that LLC preferred interest, which will correspond to the distribution rate on the related Class A trust preferred securities. The amount of distributions payable for any period will be computed by dividing the annual rate specified in the applicable prospectus supplement by four, except that distributions payable on the first distribution date following the date of the applicable prospectus supplement (and any other distribution payable for a period less than a full quarterly period) will be prorated for the period and computed on the basis of a 360-day year of twelve 30-day months. All distributions on the LLC preferred interests will be paid out of funds legally available therefor, including any amounts required to be paid under the applicable LLC guarantee. See "Description of LLC Guarantees."

   Amounts available to each Capital One LLC for distribution to holders of its LLC preferred interests and LLC common interests will be limited to payments it receives from the Bank under the Bank subordinated notes it owns. Each Capital One LLC will invest the proceeds from the issuance and sale of its LLC common interests and LLC preferred interests in the corresponding Bank subordinated notes and it will have no other assets (other than any Bank deferral period notes, which will not be retained by a Capital One LLC, as described below). If the Bank does not make interest payments on the Bank subordinated notes held by a Capital One LLC, the Capital One LLC will not have funds available to declare or pay cash distributions on the LLC preferred interests of that Capital One LLC. Capital One has guaranteed the payment of distributions when due on the LLC preferred interests of a Capital One LLC (if and to the extent the Capital One LLC has declared distributions and has funds legally available for the payment of distributions) on a limited basis as set forth under "Description of LLC Guarantees."

   If Capital One defers payment on the junior subordinated debentures held by a Capital One Trust, during the deferral period the related Capital One LLC will use interest payments payable on the Bank subordinated notes it owns to purchase Bank deferral period notes from the Bank, which will mature or be redeemed at the end of the deferral period or, if earlier, on a dissolution or liquidation of the related Capital One Trust. The Capital One LLC will distribute the Bank deferral period notes to the holders of its LLC preferred interests in lieu of making cash distributions in respect of its LLC preferred interests during the deferral period.

   Distributions on the LLC preferred interests will not be cumulative and payments that are not declared will not accrue or compound. This means that, if distributions are not declared in full or in part on any distribution date, holders of the LLC preferred interests (and, consequently, holders of the Class A trust preferred securities and other classes of trust preferred securities of the related Capital One Trust) will not, and will have no right to, receive those distributions at any time, even if other distributions are paid in the future. The Bank, as the LLC's managing member, will have the exclusive power to decide whether to declare distributions on the LLC preferred interests and may be prevented from doing so by banking regulation or its banking supervisors, as described in the applicable prospectus supplement.

   Distributions on the LLC preferred interests will be payable, when, as and if declared, to the holders as they appear on the register of the Capital One LLC on the applicable record date, which will be the date immediately preceding the relevant distribution date, as specified in the applicable prospectus supplement. Each distribution payment will be made as described in the relevant LLC agreement.

Ranking Distributions

   The LLC preferred interests will rank senior to the LLC common interests as to payment of distributions. If full distributions on the LLC preferred interests are paid on any distribution date and, after giving effect to such payment, the Capital One LLC has additional funds available for the payment of distributions, the Capital One LLC, in its discretion, may apply such additional funds to pay distributions on its LLC common interests.

Dissolution

   A Capital One LLC will be dissolved and its affairs wound up and terminated upon the redemption in full of the LLC preferred interests or upon the unanimous consent of holders of LLC preferred interests and LLC common interests to dissolve the Capital One LLC, in each case subject to the receipt of any required regulatory

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approvals, including the receipt by the Bank of prior approval from the FRB, if then required under capital guidelines or policies of the FRB that are applicable to the Bank.

Liquidation Preference and Distributions

   In the event of any dissolution of a Capital One LLC, the holders of the LLC preferred interests will have a claim senior to that of the holders of the LLC common interests to receive as a liquidation distribution the remaining assets of the Capital One LLC, if any, after satisfaction of all of the Capital One LLC's liabilities. The liquidation distribution for the LLC preferred interests will be an amount equal to the aggregate of the liquidation preference of the outstanding LLC preferred interests, plus accrued and unpaid distributions for the then current period, if any, to the date of payment. If the liquidation distribution can be paid only in part because the Capital One LLC has insufficient assets legally available to pay the full distribution, then amounts payable directly by the Capital One LLC on its LLC preferred interests will be paid on a pro rata basis.

Voting Rights

   Except as indicated below or in the applicable LLC agreement and the applicable prospectus supplement, the holders of LLC preferred interests will not be entitled to vote. In the event the holders of LLC preferred interests are entitled to vote as indicated below, each $25 liquidation amount of LLC preferred interests shall be entitled to one vote on matters on which holders of LLC preferred interests are entitled to vote. The Bank or an affiliate of the Bank will not be entitled to vote any LLC preferred interests that it holds.

Amendment of Each LLC Agreement

   No provision of the LLC agreement of a Capital One LLC may be amended so as to adversely affect the rights of holders of its LLC preferred interests without the consent of holders representing not less than a majority in aggregate liquidation amount holders of its LLC preferred interests. Otherwise, the Bank may amend the LLC agreement without the consent of the holders of its LLC preferred interests. The managing member will promptly notify record holders of the applicable LLC preferred interests of any amendment of a LLC agreement.

Redemption

   Any provision in the LLC agreement of a Capital One LLC relating to the redemption of its LLC preferred interests will be set forth in the applicable prospectus supplement.

Governing Law

   The LLC agreements will be governed by, and construed in accordance with, the laws of the State of Delaware.

                         DESCRIPTION OF LLC GUARANTEES

   When the LLC preferred interests are issued by a Capital One LLC, Capital One will execute and deliver an LLC guarantee agreement for the benefit of the holders of the LLC preferred interests of that Capital One LLC and any related Bank deferral period notes issued by the Bank. Each LLC guarantee agreement will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as LLC guarantee trustee under each LLC guarantee agreement for the purposes of compliance with the Trust Indenture Act, and will hold that LLC guarantee for the benefit of the holders of the related LLC preferred interests and any Bank deferral period notes acquired by those holders.

   Capital One has summarized certain provisions of the LLC guarantees below. The summary is not complete. The form of the LLC guarantee agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the LLC guarantee agreement for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. Reference in the summary to LLC preferred interests means those LLC preferred interests of a Capital One LLC to which an LLC guarantee relates.

General

   Capital One will irrevocably and unconditionally agree to pay the guarantee payments to the holders of the LLC preferred interests and any Bank deferral period notes, as and when due, regardless of any defense, right of set-off or counterclaim that the related Capital One LLC or the Bank, respectively, may have or assert other than the defense of payment. Capital One's obligations under each LLC guarantee will rank equal to its junior subordinated debentures and will be junior and subordinated to Capital One's Senior Debt and Capital One's senior subordinated debt securities. The guarantee payments include the following, to the extent not paid by or on behalf of the related Capital One LLC or the Bank, as applicable:

  . any declared and unpaid distributions required to be paid on the LLC preferred interests, but only if and to the extent that the applicable Capital One LLC has funds on hand legally available for the distributions at that time;

  . the redemption price with respect to any LLC preferred interests called for redemption, if and to the extent that the redemption price becomes subject to distribution and the applicable Capital One LLC has funds on hand legally available to pay the redemption price at that time;

  . any principal amount and accrued interest owing with respect to any Bank deferral period notes upon the redemption or maturity of those Bank deferral period notes, either at the end of a deferral period or in connection with the dissolution or liquidation of the related Capital One Trust; and

  . upon a dissolution, winding up or liquidation of a Capital One LLC, the lesser of:

      -- the liquidation distribution that becomes subject to distribution; and

      -- the amount of assets of the applicable Capital One LLC remaining legally available for distribution to holders of its LLC preferred interests.

   Capital One's obligation to make a guarantee payment may be satisfied, in the case of the LLC preferred interests, either by Capital One's direct payment of the required amounts to the holders of the applicable LLC preferred interests or by causing the Capital One LLC to pay them and, in the case of the Bank deferral period notes, either by Capital One's direct payment of the required amounts to the holders of the applicable Bank deferral period notes or by causing the Bank to pay them.

   Each LLC guarantee will be an irrevocable guarantee on a junior subordinated basis of the related Capital One LLC's obligations in respect of the LLC preferred interests, but will apply only to the extent that the related Capital One LLC has funds sufficient to make the required payments. If the Bank does not make interest payments on the Bank subordinated notes held by a Capital One LLC, the Capital One LLC will not be able to pay distributions on its LLC preferred interests. Each LLC guarantee will also be an irrevocable guarantee on a junior subordinated basis of the Bank's obligations in respect of any Bank deferral period notes distributed in respect of the related LLC preferred interests.

Status of the LLC Guarantees

   Each LLC guarantee will constitute Capital One's unsecured obligation and will rank subordinate and junior in right of payment to all of Capital One's Senior Debt and Capital One's senior subordinated debt securities.

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

   Each LLC guarantee will rank equally with all other LLC guarantees that Capital One issues with respect to the LLC preferred interests issued by the Capital One LLCs and any Bank deferral period notes distributed in respect of those LLC preferred interests, and all other trust guarantees that Capital One issues with respect to the Class A trust preferred securities issued by the Capital One Trusts. Each LLC guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against Capital One as the guarantor to enforce its rights under the LLC guarantee without first instituting a legal proceeding against anyone else). Each LLC guarantee will be held for the benefit of the holders of the related LLC preferred interests and Bank deferral period notes. Each LLC guarantee will be discharged only by payment of the guarantee payments in full (to the extent not paid by the Capital One LLC or the Bank, as applicable). None of the LLC guarantees places a limitation on the amount of additional Senior Debt, subordinated indebtedness or junior subordinated indebtedness that Capital One may incur. Capital One expects from time to time to incur additional indebtedness constituting Senior Debt, subordinated debt securities and junior subordinated debt securities.

Amendments and Assignment

   Except with respect to any changes which do not adversely affect the rights of holders of the related LLC preferred interests in any material respect (in which case no vote will be required), no LLC guarantee may be amended without the prior approval of the holders of not less than a majority in aggregate liquidation amount of the related outstanding LLC preferred interests. The manner of obtaining any required approval will be as set forth in each LLC guarantee agreement. All guarantees and agreements contained in each LLC guarantee agreement will bind Capital One's successors, assigns, receivers, trustees and representatives and will benefit the holders of the related LLC preferred interests and Bank deferral period notes then outstanding.

Events of Default

   Capital One will be in default under any LLC guarantee agreement if (a) Capital One does not make required payments or (b) Capital One is has not performed its other obligations under that LLC guarantee agreement and has not cured that failure within 90 days.

   The holders of a majority in aggregate liquidation amount of the related LLC preferred interests have the right:

  . to direct the time, method and place of conducting any proceeding for any remedy available to the LLC guarantee trustee in respect of the LLC guarantee agreement; or

  . to direct the exercise of any power conferred upon the LLC guarantee trustee under the LLC guarantee agreement.

   Holders of a majority in aggregate liquidation amount of the related LLC preferred interests also have the right to waive any past event of default and its consequences.

   If the LLC guarantee trustee fails to enforce its rights under the LLC guarantee after a holder of the applicable LLC preferred interests has made a written request, any holder of LLC preferred interests may institute a legal proceeding directly against Capital One to enforce the LLC guarantee trustee's rights under the LLC guarantee agreement without first instituting a legal proceeding against the LLC guarantee trustee, the related Capital One LLC, the Bank or anyone else. In addition, if Capital One has failed to make a payment when due under the LLC guarantee agreement, a holder of applicable LLC preferred interests may directly institute a proceeding against Capital One for enforcement of the LLC guarantee agreement for such payment.

   As guarantor, Capital One is required to file annually with the LLC guarantee trustee a certificate stating whether or not Capital One is in compliance with all the conditions and covenants applicable to Capital One under the applicable LLC guarantee agreement.

Information Concerning the LLC Guarantee Trustee

   The LLC guarantee trustee will perform only the duties that are specifically set forth in each LLC guarantee agreement, other than during the occurrence and continuance of a default by Capital One in performance of any LLC guarantee. During a default by Capital One, the LLC guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision and so long as no default under the applicable LLC guarantee agreement has occurred and is continuing, the LLC guarantee trustee is under no obligation to exercise any of the powers vested in it by any LLC guarantee agreement at the request of any holder of any LLC preferred interests unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur by doing so.

Termination of the LLC Guarantees

   Each LLC guarantee will terminate upon the later of (i) full payment of the redemption price of the related LLC preferred interests or upon full payment of the amounts payable upon liquidation of the related Capital One LLC and (ii) full payment of principal of and accrued interest on the related Bank deferral period notes payable upon their redemption or maturity. Each LLC guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related LLC preferred interests and Bank deferral period notes must restore payment of any sums paid under the LLC preferred interests, the Bank deferral period notes or the LLC guarantee.

Governing Law

   The LLC guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

                              BOOK-ENTRY ISSUANCE

"Street Name" and Other Indirect Holders

   Investors who hold the securities offered to investors in this prospectus in accounts at banks or brokers will generally not be recognized as legal holders of those securities. This is called holding in "street name." Instead, Capital One or the applicable Capital One Trust would recognize only the bank or broker that directly holds, or the financial institution the bank or broker uses to hold, its respective securities. These intermediary banks, brokers and other financial institutions pass along distributions and other payments on the applicable securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold offered securities in "street name," you should check with your own institution to find out:

  .  how it handles securities payments and notices;

  .  whether it imposes fees or charges;

  .  how it would handle voting if ever required;

  . whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

  . how it would pursue rights under the applicable securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

   The obligations of (i) a Capital One Trust, as well as the obligations of Capital One, the trustees and any third parties employed by a Capital One Trust, or the issuer trustees, and (ii) Capital One run only to individuals, corporations or other entities who are registered as holders of the offered securities. As noted above, Capital One and the applicable Capital One Trust do not have obligations to a holder of securities who holds in "street name" or by other indirect means, either because the holder chooses to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once Capital One or a Capital One Trust makes payment to the registered holder, Capital One or the Capital One Trust has no further responsibility for the payment even if that holder is legally required to pass the payment along to a holder as a "street name" customer but does not do so.

Global Securities

   The securities offered to investors in this prospectus may be issued in whole or in part in the form of global securities, as described in the applicable prospectus supplement. In such case, the ultimate beneficial owners can only be indirect holders. The global securities will be registered in the name of DTC or its nominee and the applicable securities included in the global security may not be transferred in the name of any other direct holder unless the special circumstances described below occur. Any person wishing to own securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with DTC.

   Special Investor Considerations for Global Securities. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of DTC, as well as the general laws relating to securities transfers. An investor should be aware that if any securities are issued only in the form of global securities:

  . the investor will not be able to get the securities registered in his or her own name;

  . the investor will not be able to receive physical certificates for his or her interest in the securities;

  . the investor will be a "street name" holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities (see "-- 'Street Name' and Other Indirect Holders" above);

  . the investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

  . DTC's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global security (see "--The DTC System" below; Capital One, the Capital One Trusts and the issuer trustees have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global security, nor do they supervise DTC in any way); and

  . payment for purchases and sales in the market for corporate bonds and notes is generally made in next-day funds. In contrast, DTC will usually require that interests in a global security be purchased or sold within its system using same-day funds. This difference could have some effect on how global security interests trade, but neither Capital One nor any Capital One Trust knows what the effect will be.

   Special Situations When Global Security Will Be Terminated. In a few special situations, a global security will terminate and interests in it will be exchanged for physical certificates representing securities. After the exchange, the choice of whether to hold the applicable securities directly or in "street name" will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in these securities transferred to their own name, so that they will be direct holders. The rights of "street name" investors and direct holders in the securities are described above under "--'Street Name' and Other Indirect Holders" and "--Direct Holders."

   The special situations for termination of a global security are:

  . DTC notifies Capital One or a Capital One Trust that it is unwilling, unable or no longer qualified to continue as the depositary for the applicable securities and a successor depositary is not located;

  . Capital One in its sole discretion determines that the global security will be exchangeable for certificated securities; or

  . an event of default under the declaration of trust has occurred and has not been cured and the holders of a majority in aggregate liquidation amount of the outstanding Class A trust preferred securities determine that the global security will be exchangeable for certificated Class A trust preferred securities.

   When a global security terminates, DTC (and not Capital One or the issuer trustees) is responsible for deciding the names of the institutions that will be the initial direct holders.

The DTC System

   DTC has advised Capital One that it is a limited-purpose trust company created to hold securities for its participating organizations, or the Participants. DTC also facilitates the clearance and settlement between Participants in transactions of securities deposited with DTC through changes in the account records of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Underwriters are Participants in the DTC System. Access to DTC's system is also available to other entities such as securities brokers and dealers, banks and trust companies that work through a Participant, or the Indirect Participants.

   When you purchase securities offered in this prospectus through the DTC system, the purchases must be made by or through a Participant, who will receive credit for the applicable securities on DTC's records. Since you actually own the applicable securities, you are the beneficial owner and your ownership interest will only be recorded on the Participants' or Indirect Participants' records. DTC has no knowledge of your individual ownership of the applicable securities. DTC's records only show the identity of the Participants and the amount of the applicable securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic statement directly from DTC. You will receive these from your Participant or Indirect Participant. Thus the Participants or Indirect Participants are responsible for keeping accurate account of the holdings of their customers like you.

   Any redemption notices will be sent by Capital One or the applicable Capital One Trust directly to DTC, who will in turn inform the Participants, who will then contact you as a beneficial holder. If less than all of the applicable securities are being redeemed, DTC's current practice is to choose by lot the amount of the interest of each Participant to be redeemed. The Participant will then use an appropriate method to allocate the redemption price among its beneficial holders like you.

   It is DTC's current practice, upon receipt of any payment of distributions or liquidation amount, to credit Participants' accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Participants whose accounts are credited with the applicable securities on a record date by using an omnibus proxy. Payments by Participants to owners of beneficial interests in the global securities, and voting by Participants, will be based on the customary practices between the Participants and owners of beneficial interests, as is the case with the applicable securities held for the account of customers registered in "Street Name." However, payments will be the responsibility of the Participants and not of DTC, the issuer trustees, the Capital One Trusts or Capital One.

   Capital One has obtained the information concerning DTC and DTC's book-entry system from sources that Capital One believes to be accurate, but Capital One is not responsible for the accuracy of this information. In addition, Capital One is not responsible for the performance by DTC, its Participants or any Indirect Participants of any of their obligations.

Registration of Junior Subordinated Debentures and/or LLC Preferred Interests

   Capital One's junior subordinated debentures and the LLC preferred interests of the Capital One LLCs initially will be issued in certificated form and registered in the name of the property trustee. If in the future the junior subordinated debentures and/or LLC preferred interests are distributed to the holders of Class A trust preferred securities in exchange for the Class A trust preferred securities and at that time the Class A trust preferred securities are represented by a global security, the junior subordinated debentures and/or LLC preferred interests, as the case may be, would also be represented by a global security. In this event, Capital One expects that the book-entry arrangements applicable to the Class A trust preferred securities would be similar to those applicable to the junior subordinated debentures and/or LLC preferred interests, as the case may be.

                             PLAN OF DISTRIBUTION

   The securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Each prospectus supplement will describe the method of distribution of the securities offered therein.

   Capital One or a Capital One Trust may sell the securities directly to purchasers from time to time. Alternatively, they may from time to time offer the securities to or though underwriters, broker/dealers or agents otherwise indicated in the prospectus supplement acting on a best efforts basis for the period of appointment, who may receive compensation in the form of underwriting discounts, concessions or commissions from Capital One or the purchasers of such securities for whom they may act as agents.

   Each prospectus supplement will set forth the terms of the offering of the securities being offered thereby, including the name or names of any underwriters or agents with whom Capital One or a Capital One Trust has entered into arrangements for the sale of the securities, the public offering or purchase price of those securities, the proceeds to Capital One or a Capital One Trust from such sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers, any commissions allowed or paid to agents, and the name of any securities exchange on which those securities may be listed. Only underwriters so named in the applicable prospectus supplement are deemed to be "underwriters" within the meaning of the Securities Act in connection with the securities offered thereby, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by those underwriters may be deemed to be underwriting discounts and commissions under the Securities Act.

   The obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities of the series offered by Capital One or all of the Class A Trust preferred securities offered by a Capital One Trust and described in the applicable prospectus supplement if they purchase any of those securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms, or remarketing firms, acting as principals for their own accounts or as agents for either Capital One or a Capital One Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with either Capital One or a Capital One Trust and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby.

   If indicated in the applicable prospectus supplement, Capital One or a Capital One Trust may authorize underwriters or other persons acting as its agents to solicit offers by certain institutions to purchase securities from it pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include: commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by Capital One and/or a Capital One Trust. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under the laws of the purchaser's jurisdiction. The underwriters and the other agents will not have any responsibility for the validity or performance of the contracts.

   If any underwriter or any selling group member intends to engage in stabilizing, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of securities that may stabilize, maintain, or otherwise affect the price of those securities, such intention and a description of such transactions will be described in the prospectus supplement.

   Underwriters and agents who participate in the distribution of the securities may be entitled under agreements with Capital One and/or the applicable Capital One Trust to indemnification by Capital One against certain civil liabilities, including liabilities under the Securities Act, or to contribution in connection with payments which the agents or underwriters may be required to make in respect thereof. Some of any agents and underwriters, including their associates, may be customers of, engage in transactions with, or perform services for, Capital One and its subsidiaries in the ordinary course of business.

   Unless indicated in the applicable prospectus supplement, Capital One does not expect to list the securities on a securities exchange, except for the common stock, which is listed on the New York Stock Exchange, and the Class A trust preferred securities, for which application will be made to list on the New York Stock Exchange. Capital One will not require underwriters or dealers to make a market in the securities. Capital One and the Capital One Trusts cannot predict the activity or liquidity of any trading in the securities.

   Any offering of the Class A trust preferred securities will comply with the requirements of Rule 2810 of the National Association of Securities Dealers, Inc. The maximum commission or discount to be received by any underwriter or agent will not exceed eight (8) percent.

   The underwriters or agents do not intend to make sales of the Class A trust preferred securities to accounts over which they exercise discretionary authority without obtaining the prior written approval of the account-holder.

                             CERTAIN LEGAL MATTERS

   Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the securities will be passed upon (a) for Capital One by John G. Finneran, Jr., Capital One's Executive Vice President, General Counsel and Corporate Secretary, (b) for the Capital One Trusts (with respect to the validity of the Class A trust preferred securities and any LLC preferred interests under Delaware law) by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to Capital One, the Capital One Trusts and the Capital One LLCs, and (c) for any underwriters of Class A trust preferred securities by Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005. As of January 15, 2002, Mr. Finneran owned 27,051 shares of Capital One's common stock and held vested options to purchase 119,652 shares of Capital One's common stock issued under its 1994 Stock Incentive Plan and unvested options to purchase 535,293 shares of Capital One's common stock issued under its 1994 Stock Incentive Plan.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited Capital One's consolidated financial statements incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Capital One's financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

   The following sets forth the expenses in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions. All such expenses will be borne by Capital One Financial Corporation. All amounts set forth below are estimates, other than the SEC registration fee.

                                                    Amount to
                                                     be paid
                                                    ---------
                  SEC registration fee............. $138,000
                  Trustees' fees and expenses......        *
                  Printing and engraving expenses..        *
                  Legal fees and expenses..........        *
                  Accountants' fees and expenses...        *
                  Rating agency fees...............        *
                  NYSE filing fees.................        *
                  Miscellaneous....................        *
                                                    --------
                      Total........................        *
                                                    ========

--------
* To be filed by amendment.

Item 15.  Indemnification of Directors and Officers

   Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

   Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

   Article XI of Capital One Financial Corporation's Restated Certificate of Incorporation, as amended, and Section 6.7 of Capital One Financial Corporation's Bylaws provide, in general, for mandatory indemnification of directors and officers to the extent permitted by law, against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of Capital One Financial Corporation itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or of a knowing violation of the criminal law.

   For the undertaking with respect to indemnification, see Item 17 below.

   Reference is made to the underwriting agreements, which are filed as Exhibits 1.1.1, 1.1.2 and 1.1.3 to this registration statement, relating to Capital One Financial Corporation's obligation to indemnify the underwriters.

   Under each Declaration of Trust, Capital One Financial Corporation will agree to indemnify and hold harmless the Trustees of each of Capital One Capital II, Capital One Capital III and Capital One IV or any predecessor Trustees for them, from and against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the applicable Declaration of Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the applicable Declaration of Trust.

   Under each Trust Guarantee Agreement, Capital One Financial Corporation will agree to indemnify and hold harmless the Guarantee Trustee of each of Capital One Capital II, Capital One Capital III and Capital One IV or any predecessor Guarantee Trustee for them, from and against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the applicable Trust Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the applicable Trust Guarantee Agreement.

   Under each LLC Guarantee Agreement, Capital One Financial Corporation will agree to indemnify and hold harmless the Guarantee Trustee of each of Capital One Capital II, LLC, Capital One Capital III, LLC and Capital One IV, LLC or any predecessor Guarantee Trustee for them, from and against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the applicable LLC Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the applicable LLC Guarantee Agreement.

Item 16.  Exhibits

Exhibit
  No.                                            Description
-------                                          -----------

 1.1.1  Form of underwriting agreement (common stock, preferred stock, depositary shares and debt securities) (incorporated by reference to Exhibit 1.1 of Capital One Financial Corporation's
          registration statement on Form S-3, filed August 13, 1999, file no. 333-85277).

 1.1.2  Form of underwriting agreement (stock purchase contracts and equity units).*

 1.1.3  Form of underwriting agreement (trust preferred securities).*

 1.2    Form of preferred stock purchase agreement.*

Exhibit
  No.                                                 Description
-------                                               -----------

 3.1.1  Restated Certificate of Incorporation of Capital One Financial Corporation (incorporated by reference to Exhibit 3.1.1 of Capital One Financial Corporation's current report on Form 8-K, filed
          January 17, 2001).

 3.1.2  Certificate of Amendment to Restated Certificate of Incorporation of Capital One Financial
          Corporation (incorporated by reference to Exhibit 3.1.2 of Capital One Financial Corporation's
          Current Report on Form 8-K, filed January 17, 2001).

 3.2    Amended and Restated Bylaws of Capital One Financial Corporation (as amended November 18,
          1999) (incorporated by reference to Exhibit 3.2 of Capital One Financial Corporation's 1999
          Annual Report on Form 10-K/A-2, filed March 23, 2000).

 4.1    Senior Indenture, dated as of November 1, 1996, between Capital One Financial Corporation and
          Harris Trust and Savings Bank, as trustee (incorporated by reference to Exhibit 4.1 of Capital One
          Financial Corporation's current report on Form 8-K, filed November 13, 1996).

 4.2    Form of Subordinated Indenture, dated as of [______], between Capital One Financial Corporation and [_____], as trustee (incorporated by reference to Exhibit 4.2 of Capital One Financial
          Corporation's registration statement on Form S-3, filed September 19, 1996, file no. 333-03580).

 4.3    Junior Subordinated Indenture, dated as of ., 2002, between Capital One Financial Corporation and
          The Bank of New York, as trustee.*

 4.4    Form of Certificate of Designation relating to each series of Preferred Stock.*

 4.5    Form of Deposit Agreement.*

 4.6    Form of Stock Purchase Contract.*

 4.7    Form of Equity Unit Certificates.*

 4.8    Certificate of Trust of Capital One Capital II.

 4.9    Declaration of Trust of Capital One Capital II.

 4.10   Certificate of Trust of Capital One Capital III.

 4.11   Declaration of Trust of Capital One Capital III.

 4.12   Certificate of Trust of Capital One Capital IV.

 4.13   Declaration of Trust of Capital One Capital IV.

 4.14   Form of Amended and Restated Declaration of Trust of Capital One Capital II, Capital One Capital
          III and Capital One Capital IV.*

 4.15   Form of Class A Trust Preferred Security Certificate of Capital One Capital II, Capital One Capital III
          and Capital One Capital IV (included as Exhibit D of Exhibit 4.14).*

 4.16   Form of Trust Guarantee Agreement for Capital One Capital II, Capital One Capital III and Capital
          One Capital IV.*

 4.17   Certificate of Formation of Capital One Capital II, LLC.

 4.18   Limited Liability Company Agreement of Capital One Capital II, LLC.

 4.19   Certificate of Formation of Capital One Capital III, LLC.

 4.20   Limited Liability Company Agreement of Capital One Capital III, LLC.

 4.21   Certificate of Formation of Capital One Capital IV, LLC.

 4.22   Limited Liability Company Agreement of Capital One Capital IV, LLC.

 4.23   Form of Amended and Restated Limited Liability Company Agreement of Capital One Capital II,
          LLC, Capital One Capital III, LLC and Capital One Capital IV, LLC.*

Exhibit
  No.                                                Description
-------                                              -----------

 4.24   Form of LLC Guarantee Agreement for Capital One Capital II, LLC, Capital One Capital III, LLC
          and Capital One Capital IV, LLC.*

 4.25   Form of LLC Preferred Interest Certificate of Capital One Capital II, LLC, Capital One Capital III,
          LLC and Capital One Capital IV, LLC (included as Exhibit B of Exhibit 4.23).*

 4.26   Form of Note Purchase Agreement for Capital One Capital II, LLC, Capital One Capital III, LLC and
          Capital One Capital IV, LLC relating to Bank subordinated notes.*

 5.1.1  Opinion of John G. Finneran, Jr., Executive Vice President, General Counsel and Corporate Secretary
          of Capital One Financial Corporation, as to legality of the common stock, preferred stock, depositary shares and debt securities to be issued by Capital One Financial Corporation
          (incorporated by reference to Exhibit 5 of Capital One Financial Corporation's registration statement on Form S-3, filed August 13, 1999, file no. 333-85277).

 5.1.2  Opinion of John G. Finneran, Jr., Executive Vice President, General Counsel and Corporate Secretary
          of Capital One Financial Corporation, as to legality of the stock purchase contracts, equity units,
          Junior Subordinated Debentures and the Guarantees to be issued by Capital One Financial
          Corporation.*

 5.2    Opinion of Richards, Layton & Finger, P.A. as to legality of the Class A Trust Preferred Securities to be issued by Capital One Capital II, Capital One Capital III and Capital One Capital IV, and as to
          legality of the LLC Preferred Interests to be issued by Capital One Capital II, LLC, Capital One
          Capital III, LLC and Capital One Capital IV, LLC.*

 8.1    Opinion of Cleary, Gottlieb, Steen & Hamilton as to certain federal income tax matters.*

12.1    Statement re: Computation of Ratios of Earnings to Fixed Charges.*

23.1    Consent of Ernst & Young LLP.

23.2    Consents of John G. Finneran, Jr., Executive Vice President, General Counsel and Corporate
          Secretary of Capital One Financial Corporation (included in Exhibits 5.1.1 and 5.1.2).*

23.3    Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).*

23.4    Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 8.1).*

24.1    Powers of Attorney (included on signature page).

25.1    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Harris Trust to act as Trustee under the Senior Indenture (incorporated by reference to Exhibit 25.1 of Capital
          One Financial Corporation's current report on Form 8-K, filed November 13, 1996).

25.2    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of [___] to act as Trustee under the Subordinated Indenture.*

25.3    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
          New York to act as Trustee under the Junior Subordinated Indenture and as Guarantee Trustee
          under the Guarantees for the benefit of the holders of Class A Trust Preferred Securities of Capital
          One Capital II, Capital One Capital III and Capital One Capital IV and the holders of LLC
          Preferred Interests of Capital One Capital II, LLC, Capital One Capital III, LLC and Capital One
          Capital IV, LLC.*

25.4    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
          New York to act as Property Trustee under the Amended and Restated Declaration of Trust of
          Capital One Capital II.*

25.5    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
          New York to act as Property Trustee under the Amended and Restated Declaration of Trust of
          Capital One Capital III.*

Exhibit
  No.                                               Description
-------                                             -----------

 25.6   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
          New York to act as Property Trustee under the Amended and Restated Declaration of Trust of
          Capital One Capital IV.*

--------
* To be filed by amendment or incorporated by reference. Capital One Financial Corporation will file as an Exhibit to a current report on Form 8-K any related form utilized in the future and not previously filed by means of an amendment.

Item 17.  Undertakings

   (a) Each of the undersigned registrants hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 15 above, or otherwise, each registrant has been advised that in the opinion of Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Capital One Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, Commonwealth of Virginia, on the 5th day of February, 2002.

                                               CAPITAL ONE FINANCIAL CORPORATION

                                               By:   /s/ JOHN G. FINNERAN, JR.
                                                   -----------------------------
                                                   Name: John G. Finneran, Jr.
                                                   Title: Executive Vice
                                                   President, General
                                                   Counsel and Corporate
                                                   Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Finneran, Jr., Esq. and David M. Willey his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stand, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated below on the 13th day of December, 2001.
          Signature                       Title                   Date
----------------------------- ----------------------------- -----------------

   /S/ RICHARD D. FAIRBANK    Chairman and Chief            December 13, 2001
----------------------------- ExecutiveOfficer (Principal
     Richard D. Fairbank      ExecutiveOfficer)

     /S/ NIGEL W. MORRIS      Director, President and       December 13, 2001
----------------------------- ChiefOperating Officer
       Nigel W. Morris

     /S/ DAVID M. WILLEY      Executive Vice President      December 13, 2001
----------------------------- andChief Financial
       David M. Willey        Officer(Principal Accounting
                              andFinancial Officer)

     /S/ W. RONALD DIETZ      Director                      December 13, 2001
-----------------------------
       W. Ronald Dietz

   /S/ JAMES A. FLICK, JR.    Director                      December 13, 2001
-----------------------------
     James A. Flick, Jr.

    /S/ PATRICK W. GROSS      Director                      December 13, 2001
-----------------------------
      Patrick W. Gross

     /S/ JAMES V. KIMSEY      Director                      December 13, 2001
-----------------------------
       James V. Kimsey

  /S/ STANLEY I. WESTREICH    Director                      December 13, 2001
-----------------------------
    Stanley I. Westreich

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Capital One Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, Commonwealth of Virginia, on February 5, 2002.

                                               CAPITAL ONE CAPITAL II

                                               By: Capital One Financial
                                                   Corporation, as Depositor

                                               By:  /S/ STEPHEN LINEHAN
                                                   -----------------------------
                                                   Name: Stephen Linehan
                                                   Title:   Vice
                                                   President, Corporate Treasury
                                                   and Assistant Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, Capital One Capital III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, Commonwealth of Virginia, on February 5, 2002.

                                               CAPITAL ONE CAPITAL III

                                               By: Capital One Financial
                                                   Corporation, as Depositor

                                               By: /S/ STEPHEN LINEHAN
                                                   -----------------------------
                                                   Name: Stephen Linehan
                                                   Title:  Vice
                                                   President, Corporate Treasury
                                                   and Assistant Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, Capital One Capital IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, Commonwealth of Virginia, on February 5, 2002.

                                               CAPITAL ONE CAPITAL IV

                                               By: Capital One Financial
                                                   Corporation, as Depositor

                                               By: /S/ STEPHEN LINEHAN
                                                   -----------------------------
                                                   Name: Stephen Linehan
                                                   Title:  Vice
                                                   President, Corporate Treasury
                                                   and Assistant Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, Capital One Capital II, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, Commonwealth of Virginia, on February 5, 2002.

                                               CAPITAL ONE CAPITAL II, LLC

                                               By: Capital One Financial
                                                   Corporation, as Depositor

                                               By: /S/ STEPHEN LINEHAN
                                                   -----------------------------
                                                   Name: Stephen Linehan
                                                   Title:  Vice
                                                   President, Corporate Treasury
                                                   and Assistant Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, Capital One Capital III, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, Commonwealth of Virginia, on February 5, 2002.

                                               CAPITAL ONE CAPITAL III

                                               By: Capital One Financial
                                                   Corporation, as Depositor

                                               By: /S/ STEPHEN LINEHAN
                                                   -----------------------------
                                                   Name: Stephen Linehan
                                                   Title:  Vice
                                                   President, Corporate Treasury
                                                   and Assistant Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, Capital One Capital IV, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, Commonwealth of Virginia, on February 5, 2002.

                                               CAPITAL ONE CAPITAL IV, LLC

                                               By: Capital One Financial
                                                   Corporation, as Depositor

                                               By: /S/  STEPHEN LINEHAN
                                                   -----------------------------
                                                   Name: Stephen Linehan
                                                   Title:  Vice
                                                   President, Corporate Treasury
                                                   and Assistant Treasurer

Index to Exhibits

Exhibit
  No.                                                 Description
-------                                               -----------

 1.1.1  Form of underwriting agreement (common stock, preferred stock, depositary shares and debt securities) (incorporated by reference to Exhibit 1.1 of Capital One Financial Corporation's
          registration statement on Form S-3, filed August 13, 1999, file no. 333-85277).

 1.1.2  Form of underwriting agreement (stock purchase contracts and equity units).*

 1.1.3  Form of underwriting agreement (trust preferred securities).*

 1.2    Form of preferred stock purchase agreement.*

 3.1.1  Restated Certificate of Incorporation of Capital One Financial Corporation (incorporated by reference to Exhibit 3.1.1 of Capital One Financial Corporation's current report on Form 8-K, filed January
          17, 2001).

 3.1.2  Certificate of Amendment to Restated Certificate of Incorporation of Capital One Financial
          Corporation (incorporated by reference to Exhibit 3.1.2 of Capital One Financial Corporation's
          Current Report on Form 8-K, filed January 17, 2001).

 3.2    Amended and Restated Bylaws of Capital One Financial Corporation (as amended November 18,
          1999) (incorporated by reference to Exhibit 3.2 of Capital One Financial Corporation's 1999
          Annual Report on Form 10-K/A-2, filed March 23, 2000).

 4.1    Senior Indenture, dated as of November 1, 1996, between Capital One Financial Corporation and
          Harris Trust and Savings Bank, as trustee (incorporated by reference to Exhibit 4.1 of Capital One
          Financial Corporation's current report on Form 8-K, filed November 13, 1996).

 4.2    Form of Subordinated Indenture, dated as of [______], between Capital One Financial Corporation and [_____], as trustee (incorporated by reference to Exhibit 4.2 of Capital One Financial
          Corporation's registration statement on Form S-3, filed September 19, 1996, file no. 333-03580).

 4.3    Junior Subordinated Indenture, dated as of ., 2002, between Capital One Financial Corporation and
          The Bank of New York, as trustee.*

 4.4    Form of Certificate of Designation relating to each series of Preferred Stock.*

 4.5    Form of Deposit Agreement.*

 4.6    Form of Stock Purchase Contract.*

 4.7    Form of Equity Unit Certificates.*

 4.8    Certificate of Trust of Capital One Capital II.

 4.9    Declaration of Trust of Capital One Capital II.

 4.10   Certificate of Trust of Capital One Capital III.

 4.11   Declaration of Trust of Capital One Capital III.

 4.12   Certificate of Trust of Capital One Capital IV.

 4.13   Declaration of Trust of Capital One Capital IV.

 4.14   Form of Amended and Restated Declaration of Trust of Capital One Capital II, Capital One Capital
          III and Capital One Capital IV.*

 4.15   Form of Class A Trust Preferred Security Certificate of Capital One Capital II, Capital One Capital III
          and Capital One Capital IV (included as Exhibit D of Exhibit 4.14).*

 4.16   Form of Trust Guarantee Agreement for Capital One Capital II, Capital One Capital III and Capital
          One Capital IV.*

 4.17   Certificate of Formation of Capital One Capital II, LLC.

Exhibit
  No.                                                   Description
-------                                                 -----------

 4.18   Limited Liability Company Agreement of Capital One Capital II, LLC.

 4.19   Certificate of Formation of Capital One Capital III, LLC.

 4.20   Limited Liability Company Agreement of Capital One Capital III, LLC.

 4.21   Certificate of Formation of Capital One Capital IV, LLC.

 4.22   Limited Liability Company Agreement of Capital One Capital IV, LLC.

 4.23   Form of Amended and Restated Limited Liability Company Agreement of Capital One Capital II,
          LLC, Capital One Capital III, LLC and Capital One Capital IV, LLC.*

 4.24   Form of LLC Guarantee Agreement for Capital One Capital II, LLC, Capital One Capital III, LLC
          and Capital One Capital IV, LLC.*

 4.25   Form of LLC Preferred Interest Certificate of Capital One Capital II, LLC, Capital One Capital III,
          LLC and Capital One Capital IV, LLC (included as Exhibit B of Exhibit 4.23).*

 4.26   Form of Note Purchase Agreement for Capital One Capital II, LLC, Capital One Capital III, LLC and
          Capital One Capital IV, LLC relating to Bank subordinated notes.*

 5.1.1  Opinion of John G. Finneran, Jr., Executive Vice President, General Counsel and Corporate Secretary
          of Capital One Financial Corporation, as to legality of the common stock, preferred stock, depositary shares and debt securities to be issued by Capital One Financial Corporation
          (incorporated by reference to Exhibit 5 of Capital One Financial Corporation's registration statement on Form S-3, filed August 13, 1999, file no. 333-85277).

 5.1.2  Opinion of John G. Finneran, Jr., Executive Vice President, General Counsel and Corporate Secretary of
          Capital One Financial Corporation, as to legality of the stock purchase contracts, equity units, Junior
          Subordinated Debentures and the Guarantees to be issued by Capital One Financial Corporation.*

 5.2    Opinion of Richards, Layton & Finger, P.A. as to legality of the Class A Trust Preferred Securities to be issued by Capital One Capital II, Capital One Capital III and Capital One Capital IV, and as to
          legality of the LLC Preferred Interests to be issued by Capital One Capital II, LLC, Capital One
          Capital III, LLC and Capital One Capital IV, LLC.*

 8.1    Opinion of Cleary, Gottlieb, Steen & Hamilton as to certain federal income tax matters.*

12.1    Statement re: Computation of Ratios of Earnings to Fixed Charges.*

23.1    Consent of Ernst & Young LLP.

23.2    Consents of John G. Finneran, Jr., Executive Vice President, General Counsel and Corporate
          Secretary of Capital One Financial Corporation (included in Exhibits 5.1.1 and 5.1.2).*

23.3    Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).*

23.4    Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 8.1).*

24.1    Powers of Attorney (included on signature page).

25.1    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Harris Trust to act as Trustee under the Senior Indenture (incorporated by reference to Exhibit 25.1 of Capital
          One Financial Corporation's current report on Form 8-K, filed November 13, 1996).

25.2    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of [___] to act as Trustee under the Subordinated Indenture.*

25.3    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
          York to act as Trustee under the Junior Subordinated Indenture and as Guarantee Trustee under the
          Guarantees for the benefit of the holders of Class A Trust Preferred Securities of Capital One Capital II,
          Capital One Capital III and Capital One Capital IV and the holders of LLC Preferred Interests of Capital
          One Capital II, LLC, Capital One Capital III, LLC and Capital One Capital IV, LLC.*

Exhibit
  No.                                               Description
-------                                             -----------

 25.4   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
          New York to act as Property Trustee under the Amended and Restated Declaration of Trust of
          Capital One Capital II.*

 25.5   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
          New York to act as Property Trustee under the Amended and Restated Declaration of Trust of
          Capital One Capital III.*

 25.6   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
          New York to act as Property Trustee under the Amended and Restated Declaration of Trust of
          Capital One Capital IV.*

--------
* To be filed by amendment or incorporated by reference. Capital One Financial Corporation will file as an Exhibit to a current report on Form 8-K any related form utilized in the future and not previously filed by means of an amendment.